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                                                                  EXECUTION COPY
                                                                  --------------


                   AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                   -----------------------------------------------

    This Agreement and Plan of Merger and Reorganization (this "Agreement") is dated December 27, 1996, among DentalCo Inc., a Maryland corporation ("DentalCo"), DentalCo/Southeast, Inc., a Maryland corporation, which is a wholly owned subsidiary of DentalCo ("Subcorp"), Nanston, Inc., a Georgia corporation ("Nanston"), and the shareholders of Nanston, as identified on Exhibit A attached to this Agreement (the "Nanston Shareholders"). Collectively, DentalCo, Subcorp, Nanston, and the Nanston Shareholders are referred to herein as the "Parties" to this Agreement.


                               BACKGROUND INFORMATION
                               ----------------------

    A. DentalCo desires to acquire the business operations of Nanston through the merger of Nanston with and into Subcorp (the "Merger"), pursuant to which all of the Nanston Shares (defined in Section 4.2, below) outstanding at the Effective Time (defined in Section 1.2, below) will be converted into the right to receive, in the aggregate, the following: (i) cash in the amount of Seven Million Ninety-Five Thousand, Five Hundred Ninety-Six Dollars and Thirty-Five Cents ($7,095,596.35)(the "Cash Consideration"), and (ii) 2,000,000 shares of non voting common stock, $0.0001 par value per share, of DentalCo (the "DentalCo Shares"), plus such additional number of DentalCo Shares (if any) as shall be necessary so that the aggregate number of DentalCo Shares issued in the Merger shall not constitute less than 22.7% of the number of DentalCo capital shares on a fully diluted basis outstanding after giving effect to the Merger (with the number of DentalCo capital shares then outstanding being computed as set forth on Exhibit J hereto). Subcorp will be the surviving entity resulting from the Merger. The business of Nanston includes, without limitation, providing non-clinical administration and related services to Nanston Dental Group, P.C., a Georgia professional corporation ("Nanston Dental"), and through Nanston's wholly owned subsidiary, Nanston-North Carolina, Inc., a North Carolina corporation ("NC"), providing consulting services to Nathan Bell, D.D.S., P.A., a North Carolina professional association ("Bell").

    B. The respective boards of directors of DentalCo, Subcorp, and Nanston have determined that, on the terms and conditions set forth herein, the Merger and the other transactions described in this Agreement are advisable and in the best interests of their respective shareholders and have duly approved and adopted this Agreement and the Merger.


                              STATEMENT OF AGREEMENT
                              ----------------------

    The Parties hereby acknowledge the accuracy of the above Background Information, which is incorporated herein by reference and deemed a part hereof, and agree as follows:

                                      ARTICLE I
                                      THE MERGER
                                      ----------

    1.1. The Merger. Upon the terms and subject to the conditions described in this Agreement, and in accordance with the provisions of applicable Maryland and Georgia law, Nanston shall be merged with and into Subcorp. The Merger shall be consummated by filing with each of the Secretary of State of the States of Maryland and Georgia (the "Secretaries of State") a separate Certificate of Merger substantially in the form to be attached to this Agreement as Exhibit B (the "Certificates of Merger"). Following the Merger, the separate corporate existence of Nanston shall cease and Subcorp shall continue as the surviving corporation and shall continue its existence under the laws of the State of Maryland. Subcorp, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation."

    1.2 Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Thomas S. Fisher, P.C., Suite 100, 1590 Oakbrook Drive, Norcross, Georgia 30093, commencing at 10:00 a.m. Georgia time on January 15, 1997 (the "Closing Date") or such other date as may be reasonably agreed upon by Nanston and DentalCo. In conjunction with the Closing, Nanston and Subcorp shall cause the Certificates of Merger to be filed with the Secretaries of State, and the Merger shall become effective at the time specified in the Certificates of Merger, but not prior to the time that they are accepted for filing with the Secretaries of State (the "Effective Time").

    1.3 Effects of the Merger. The Merger shall have the effects set forth under applicable Maryland and Georgia law.

    1.4 Certificate of Incorporation and Bylaws. As provided in the Certificates of Merger, the Articles of Incorporation of Subcorp in effect immediately prior to the Effective Time shall be amended by the filing of the Certificate of Merger filed in Maryland to change the name of Subcorp to Nanston, Inc., and as so amended shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of Subcorp in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

    1.5 Directors and Officers. After the Effective Time, the directors and officers of Subcorp shall be the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. Schedule 1.5 sets forth the name of the persons who will be the directors and officers of Subcorp at the Effective Time.

    1.6 Tax Effect of the Merger. The Parties intend that the Merger constitute a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368 (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

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                                      ARTICLE II
                                    CAPITAL STOCK
                                    -------------

     2.1 Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the Parties:

              (a) Outstanding Subcorp Shares. Each common share of Subcorp issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding after the Effective Time, constituting one issued and outstanding common share, $0.0001 par value per share, of the Surviving Corporation.

              (b) Conversion of Outstanding Nanston Shares; Nanston Options. Each Nanston Share (as defined in Section 4.2 hereof) which is issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive, subject to the provisions of this Section 2.1 and Section 2.2 below, that number of DentalCo Shares computed as set forth on Exhibit J hereto and the Cash Consideration simultaneously with the Effective Time (the DentalCo Shares and the Cash Consideration being collectively called, the "Merger Consideration"). The number of DentalCo Shares that would be issued to each Nanston Shareholder if the Closing occurred on the date hereof is set forth on Schedule 2.1(b) hereto.

              (c) Nanston Treasury Shares. All shares of Nanston capital stock, if any, which are owned by Nanston or any subsidiary of Nanston, or held in the treasury of Nanston shall be automatically canceled and retired, and no Merger Consideration shall be paid in respect of such shares.

    2.2  Exchange of Certificates; Issuance of DentalCo Shares.

              (a) Surrender of Nanston Share Certificates. From and after the Effective Time, the certificates representing the Nanston Shares (the "Nanston Share Certificates") shall represent for all purposes only the right to receive the Merger Consideration pursuant to the provisions of Section 2.1 above and this Section 2.2. Promptly after the Effective Time, in conjunction with the Closing, each Nanston Shareholder shall surrender to DentalCo Nanston Share Certificates evidencing all of the Nanston Shares owned by that Nanston Shareholder immediately prior to the Effective Time.

              (b) Issuance of DentalCo Shares. In consideration of the surrender of the Nanston Share Certificates evidencing the Nanston Shares owned by the Nanston Shareholders pursuant to Section 2.2(a) above and as part of the Merger Consideration, DentalCo shall, at the Closing, issue to each Nanston Shareholder that number of DentalCo Shares, and pay to each Nanston Shareholder that amount of cash, to which such Nanston Shareholder is entitled, following the conversion described in Section 2.1(b) above.
    The number of DentalCo Shares issuable to each Nanston Shareholder shall be rounded to the nearest 1/10,000, and the amount of cash payable to each Nanston Shareholder shall be rounded to the nearest cent.

              (c) Distribution with Respect to Unexchanged Shares. No dividends or other distributions, if any, with respect to DentalCo Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Nanston Share Certificate for Nanston Shares until such holder surrenders such certificate.

              (d) NonDilution. Until the closing of an initial public offering by DentalCo of its capital stock, the percentage ownership of DentalCo's capital stock represented by the DentalCo Shares issued in the Merger, which shall constitute 22.7% on a fully diluted basis at the Effective Time, shall not be decreased, except on a proportionate basis with the holders of DentalCo Common (as defined in Section 3.3, below), and except for additional shares of DentalCo capital stock issued for acquisition purposes, financings with equity features, or the grant of employee stock options.


                                     ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF DENTALCO AND SUBCORP

    In order to induce Nanston and the Nanston Shareholders to enter into this Agreement, DentalCo and Subcorp hereby represent and warrant to Nanston and the Nanston Shareholders that the statements contained in this Article III are true, correct and complete, except as disclosed in the schedules specifically referred to in this Article III and attached hereto (collectively, the "DentalCo Schedules"):

    3.1 Organization and Standing. Each of DentalCo and Subcorp is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated, and conducted. Each of DentalCo and Subcorp is duly qualified to do business and is in good standing in each jurisdiction listed in Schedule 3.1, is not qualified to do business in any other jurisdiction, and neither the nature of the business conducted by either DentalCo or Subcorp, nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction, if the failure so to qualify would have a DentalCo Material Adverse Effect (as defined in Section 3.9(a) hereof). Neither DentalCo nor Subcorp has received any written notice or assertion within the last three years from any Governmental Authority (as defined in Section 3.11(c) hereof) in any jurisdiction to the effect that either DentalCo or Subcorp is required to be qualified or authorized to do business in such jurisdiction if DentalCo or Subcorp was not so qualified or has not obtained such authorization.

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    3.2  Corporate Power and Authority.  Each of DentalCo and Subcorp has all
requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of each of DentalCo and Subcorp and constitutes the legal, valid and binding obligation of DentalCo and Subcorp, enforceable against DentalCo and Subcorp in accordance with its terms.

    3.3 Capitalization of Each of DentalCo and Subcorp. As of the date of this Agreement, DentalCo's authorized capital stock consists solely of (a) 10,000,000 shares of $0.0001 par value common stock ("DentalCo Common"), of which 2,403,120 shares are issued and outstanding; (b) 40,154 shares of $0.0001 par value 8% Class A Cumulative Convertible Preferred Stock, all of which are issued and outstanding (the "Class A Preferred"), (c) 47,068 shares of $0.0001 par value Class B Convertible Preferred Stock, all of which are issued and outstanding (the "Class B Preferred"), and (d) 816,038 shares of $0.0001 par value 8% Class C Cumulative Convertible Preferred Stock, all of which are issued and outstanding (the "Class C Preferred", and together with the Class A Preferred and the Class B Preferred, the "Preferred"). Prior to the Effective Time, DentalCo will amend its Articles of Incorporation to provide for the authorization of 2,500,000 DentalCo Shares, none of which will be issued and outstanding. At the Effective Time, 2,000,000 DentalCo Shares will be issued and outstanding. The DentalCo Shares shall automatically convert on a one to one basis to DentalCo Common immediately prior to the closing of an initial public offering of DentalCo's capital stock. Except as set forth in Schedule 3.3, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any shares of the capital stock of DentalCo or Subcorp, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of DentalCo or Subcorp. The total number of shares of DentalCo capital stock that would be issued if all of the Preferred were converted into DentalCo Common is 3,694,364 (i.e., 1,325,082 upon conversion of the Class A Preferred, 1,553,244 upon conversion of the Class B Preferred, and 816,038 upon conversion of the Class C Preferred), and the total number of shares of DentalCo Common issuable under all of the commitments and rights set forth on Schedule 3.3 is 702,801. Each outstanding share of capital stock of DentalCo is duly authorized, validly issued, fully paid and nonassessable; all DentalCo Shares to be issued in connection with the Merger are, or will prior to the Effective Time be, duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and none of such shares have been or will be issued in violation of any preemptive or similar rights. The authorized capital stock of Subcorp consists of 5,000 shares of common stock, $1.00 par value per share, of which 100 will be issued and outstanding prior to the Effective Time. All of the outstanding capital stock of Subcorp, when issued, will be owned by DentalCo.

    3.4 Conflicts; Consents and Approvals. Except as would not have a DentalCo Material Adverse Effect, neither the execution and delivery of this Agreement by DentalCo and Subcorp nor the consummation of the transactions contemplated in this Agreement will:

              (a) Violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any third party with the giving of notice, the passage of time or otherwise to terminate, accelerate or call a default under, or result in the creation of any Lien (as defined in Section 4.2(i) hereof) upon any of the properties or assets of DentalCo or Subcorp under any of the terms, conditions or provisions of the articles of incorporation or bylaws, each as amended to date, of DentalCo or Subcorp, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which DentalCo or Subcorp is a party;

              (b) Violate any order, writ, injunction, decree, statute, rule or regulation, applicable to DentalCo or Subcorp or their respective properties or assets; or

              (c) Require any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority, other than (i) such actions taken in respect of federal and state securities laws as are contemplated by this Agreement, and (ii) the filing of the Certificate of Merger with the Secretary of State.

    3.5 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of DentalCo, threatened against DentalCo or Subcorp or any of their respective officers or directors in connection with the business or affairs of either DentalCo or Subcorp which, individually or in the aggregate, is reasonably likely to have a DentalCo Material Adverse Effect or materially delay or prevent DentalCo or Subcorp from consummating the transactions contemplated by this Agreement. Neither DentalCo nor Subcorp is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a DentalCo Material Adverse Effect or would materially delay or prevent DentalCo or Subcorp from consummating the transactions contemplated by this Agreement.

    3.6 Subsidiaries. Set forth in Schedule 3.6 is a correct and complete list of all subsidiary corporations of DentalCo, the number and class of shares of capital stock of each such subsidiary owned by DentalCo, the percentage of all capital stock of that subsidiary which is represented by the shares owned by DentalCo, and the existence of any Liens (as defined in Section 4.2(i) hereof) on any such stock (to the extent not disclosed elsewhere in this Agreement or the Schedules hereto). Except as set forth in Schedule 3.6, DentalCo does not own, directly or indirectly, any investment, equity or other ownership interest or any outstanding loan or advance to or from, any person (including, without limitation, any officer, director or shareholder) or any corporation, partnership, joint venture or other entity or enterprise (hereinafter, "entity"). DentalCo is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

    3.7  Financial Statements.

         (a) DentalCo has furnished to Nanston and the Nanston Shareholders its audited consolidated balance sheets as at December 31, 1995, and the related audited statements of income and retained earnings and cash flows for the fiscal year then ended, including, the related notes, all of which have been examined by, and are accompanied by the unqualified audit report of KPMG Peat Marwick, Certified Public Accountants (collectively, the "DentalCo Financial Statements"). The DentalCo Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and fairly present the consolidated financial position of DentalCo and its consolidated subsidiaries as of the dates stated and the consolidated results of their operations for the periods then ended.

         (b) When delivered in accordance with Section 6.3(b) of this Agreement, the consolidated unaudited balance sheets of DentalCo as at the most recent fiscal month-end of DentalCo prior to the Closing Date, and the related statements of income and retained earnings and cash flows for the period beginning on the first day of DentalCo's then current fiscal year and ending on such most recent fiscal month end, as the case may be (collectively, the "DentalCo Interim Statements"), shall have been prepared in conformity with GAAP applied on a basis consistent with that used in the DentalCo Financial Statements, and shall fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated unaudited financial position of DentalCo and its consolidated subsidiaries as at such date and the consolidated results of their operations for such period then ended.

    3.8 Undisclosed Liabilities. Except as disclosed in Schedule 3.8, or in another Schedule to this Agreement, or in any other document provided to Nanston or the Nanston Shareholders pursuant to this Agreement, to the best knowledge of DentalCo, at the date of this Agreement, DentalCo has no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected on a consolidated balance sheet of DentalCo and its subsidiaries (including the notes thereto) except:

         (a) Those set forth in the DentalCo Financial Statements which have not been paid or discharged since the date thereof;

         (b) Current liabilities (determined in accordance with GAAP) incurred since December 31, 1995, in transactions in the ordinary course of business consistent with past practices which are properly reflected on its books and will be properly reflected in the DentalCo Interim Statements; and

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         (c)  Liabilities or obligations that have not and could not reasonably be expected to have a DentalCo Material Adverse Effect.

    3.9 Absence of Certain Changes. Except as contemplated by or otherwise described in this Agreement or as set forth in Schedule 3.9, during the period commencing on December 31, 1995 and ending on the date hereof, DentalCo has conducted its business only in the ordinary course, and there has not been:

         (a) Any change in the business operations, assets, properties, or financial condition of DentalCo that, individually or in the aggregate, has a material adverse effect on the financial condition of DentalCo and its subsidiaries taken as a whole (a "DentalCo Material Adverse Effect") or any such change that DentalCo reasonably expects would have a DentalCo Material Adverse Effect;

         (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder of DentalCo, or any direct or indirect redemption, purchase or other acquisition by DentalCo of any of its capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

         (c) Any transaction entered into or carried out by DentalCo other than in the ordinary and usual course of its business;

         (d) Any borrowing or agreement to borrow funds by DentalCo or incurring by DentalCo of any other obligation or liability (contingent or otherwise), except (i) current liabilities incurred in the usual and ordinary course of business (consistent with past practices), and (ii) borrowings from NationsCredit Commercial Corporation ("NationsCredit") or any other lending institutions in connection with acquisitions;

         (e) Any material change in DentalCo's method of doing business or any material change in its accounting principles or practices or its method of application of such principles or practices;

         (f) Any material Lien imposed or agreed to be imposed on or with respect to the property or assets of DentalCo;

         (g) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of DentalCo, other than in the usual and ordinary course of business;

         (h) Any purchase of or any agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $50,000 for any one purchase or $500,000 for all such purchases made by DentalCo or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by DentalCo exceeding an aggregate of $100,000;

         (i) Any material loan or advance made by DentalCo to any individual, firm, corporation or other entity;

         (j) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any material contract, agreement, license or other instrument to which DentalCo is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business; or

         (k) Any labor dispute or disturbance having a DentalCo Material Adverse Effect, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down.

    3.10 Taxes. Except as could not reasonably be expected to have a DentalCo Material Adverse Effect or as set forth on Schedule 3.10:

         (a) DentalCo has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all taxes, assessments, fees and other governmental charges due from DentalCo, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the DentalCo Financial Statements or the DentalCo Interim Statements and will be timely paid if due prior to the Closing. No written claim has been made to DentalCo by authorities in any jurisdiction where DentalCo did not file tax returns that it is or may be subject to taxation therein.

         (b) DentalCo has delivered to Nanston and the Nanston Shareholders copies of all federal, state, local, and foreign income tax returns filed with respect to it for the taxable period ended on or after December 31, 1995. Schedule 3.10 sets forth the dates and results of any and all audits conducted by taxing authorities within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 3.10, all deficiencies proposed as a result of any audits have been paid or settled. There are no pending or, to the best knowledge of DentalCo, threatened federal, state, local or foreign tax audits or assessments of DentalCo and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of DentalCo.

         (c) There exists no tax-sharing agreement or arrangement pursuant to which DentalCo is obligated to pay the tax liability of any other person or entity, or to indemnify any other person or entity with respect to any tax.

    3.11 Compliance with Applicable Law. To the best knowledge of DentalCo, except as set forth on Schedule 3.11:

         (a) DentalCo holds and is in compliance with the terms of, all permits, licenses, variances, exemptions, orders and approvals of any Governmental Authority, (as defined below) necessary for the lawful conduct of its business as currently conducted (collectively, the "Permits") except for failures to hold or be in compliance with the terms of such Permits that would not have a DentalCo Material Adverse Effect.

         (b) DentalCo is not in violation of nor has it been given notice or been charged with any violation of any Applicable Law (as defined below), except for possible violations that would not have a DentalCo Material Adverse Effect. No investigation or review by any Governmental Authority with respect to DentalCo is pending or, to the best knowledge of DentalCo, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which could not be reasonably expected to have a DentalCo Material Adverse Effect.

         (c)  "Governmental Authority" means (i) any nation or government,
    (ii) any federal, state, county, province, city, town, municipality or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, regulatory or administrative functions or pertaining to government and (iv) any other governmental entity, agency or authority having or exercising jurisdiction over any relevant person, entity, item or matter.

         (d) "Applicable Law" means (i) any applicable laws, statutes, rules, requirements, ordinances, orders, writs, injunctions, decisions, determinations, directives or decrees and other pronouncements having the effect of law and (ii) all contracts or agreements with any Governmental Authority relating to compliance with the matters described in clause (i) above.

    3.12 Proprietary Rights.  Schedule 3.12 sets forth:

         (a) All names, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations therefor and licenses, sublicenses or agreements in respect thereof which DentalCo owns or has the right to use or to which DentalCo is a party, and that are material to the business operation of DentalCo taken as a whole; and

         (b) All filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this section, being sometimes hereinafter referred to collectively as the "DentalCo Proprietary Rights").

         Except as would not have a DentalCo Material Adverse Effect or as set forth in Schedule 3.12, DentalCo is the sole and exclusive owner of all right, title and interest in and to all DentalCo Proprietary Rights free and clear of all Liens, and there is no pending or, to the best knowledge of DentalCo, threatened investigation, proceeding, inquiry or other review by any Governmental Authority with respect to DentalCo's rights, title or interest in any DentalCo Proprietary Right.

    3.13 Insurance. Set forth in Schedule 3.13 is a true, correct and complete list of all insurance policies and bonds, if any, in force for which DentalCo is named as an insured party, or for which DentalCo has paid any premiums since January 1, 1996, and DentalCo has supplied to Nanston or the Nanston Shareholders correct and complete copies of each policy and bond so listed. Except as disclosed in Schedule 3.13, all such policies or bonds are currently in full force and effect and no notice of cancellation or termination has been received by DentalCo with respect to any such policy or bond. All premiums due and payable on such policies and bonds have been paid. Except as disclosed in
Schedule 3.13, DentalCo is not a co-insurer under any term of any insurance policy.

    3.14 Title to and Condition of Properties and Leasehold Interests. Except as would not have a DentalCo Material Adverse Effect or as set forth in Schedule 3.14, DentalCo has title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including, without limitation, all property and assets shown or reflected on the balance sheet included in the DentalCo Financial Statements); provided, however, that this Section 3.14 does not apply to DentalCo Proprietary Rights, which are addressed in Section 3.12. Except as set forth in Schedule 3.14 and except for (a) statutory liens for taxes not yet due, (b) such imperfections in title, easements and Liens (as defined in Section 4.2(i)), if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby or otherwise materially impair the business operations of DentalCo as presently carried on, (c) Liens existing on the date hereof securing indebtedness for borrowed money reflected in the balance sheet included in the DentalCo Financial Statements and (d) other matters which, singly or in the aggregate, could not reasonably be expected to have a DentalCo Material Adverse Effect, all such properties are owned free and clear of all Liens, including, without limitation, (i) rights or claims of parties in possession; (ii) easements or claims of easements; (iii) encroachments, overlaps, boundary lines or water drainage disputes or any other matters; (iv) any Lien or right to a Lien for services, labor or material furnished; (v) special tax or other assessments; (vi) options to purchase, leases, tenancies, or land contracts; and (vii) contracts, covenants, or reservations which restrict the use of such properties. Except as set forth in
Schedule 3.14, to the best knowledge of DentalCo, no financing statement under the Uniform Commercial Code or similar law naming DentalCo as debtor has been filed in any jurisdiction, and DentalCo is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. Schedule 3.14 contains copies of all leases of real property to which DentalCo is a party. DentalCo owns or leases no other real property.

    Except as would not have a DentalCo Material Adverse Effect or as set forth in Schedule 3.14, all real property and structures and all machinery, equipment, and other tangible personal property owned, leased or used by DentalCo which are material to the operation of its business, are suitable for the purpose or purposes for which they are being used. The utilities servicing the real properties owned or used by DentalCo are adequate to permit the continued operation of the business of DentalCo, and there are no pending or, to the best knowledge of DentalCo, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially affect such continued operation. Each lease or agreement to which DentalCo is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any material default of DentalCo thereunder and, to the best of DentalCo's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by DentalCo under any such lease or agreement or, to the best of DentalCo's knowledge, by any other party thereto. Possession of such property by DentalCo has not been disturbed and, to the best of DentalCo's knowledge, no claim has been asserted against DentalCo adverse to its rights in such leasehold interests.

    3.15 Brokers, Finders. The transactions contemplated by this Agreement were not submitted to DentalCo by any broker or other person and none of the actions of DentalCo has given rise to any valid claim by any person for a commission, finder's fee or like payment from any of the Parties.

    3.16 ERISA.
         -----

         (a) Schedule 3.16 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last five years maintained, administered or contributed to by DentalCo or any affiliate (as defined below) and covers any employee or former employee of DentalCo or any affiliate or under which DentalCo or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Nanston or the Nanston Shareholders, together with the three most recent annual reports (Form 5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "DentalCo Employee Plans." For purposes of this section, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d) (7) of ERISA of such person or entity. The only DentalCo Employee Plans, which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "DentalCo Pension Plans"), are identified as such on Schedule 3.16.

         (b) No DentalCo Employee Plan constitutes a "multi employer plan," as defined in Section 3(37) of ERISA, or a "defined benefit plan, " as defined in Section 3(35) and subject to Title IV of ERISA, and no DentalCo Employee Plan is maintained in connection with any trust described in Section 501(c) of the Code. Except as would not have a DentalCo Material Adverse Effect, no "accumulated funding deficiency, " as defined in Section 412 of the Code, has been incurred with respect to any DentalCo Pension Plan, whether or not waived.
    Full payment has been made of all amounts which DentalCo or any affiliate is required to have paid as contributions to or benefits under any DentalCo Employee Plan as of the end of the most recent fiscal year thereof and there are no unfunded obligations under any DentalCo Employee Plan that have not been disclosed to Nanston or the Nanston Shareholders in writing prior to the date hereof. Except as would not have a DentalCo Material Adverse Effect, or as set forth in
    Schedule 3.16 or as expressly contemplated by this Agreement, DentalCo knows of no "reportable events," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042 4062 or 4063 of ERISA has occurred in connection with any DentalCo Employee Plan. Except as would not have a DentalCo Material Adverse Effect or as set forth in Schedule 3.16 or as expressly contemplated by this Agreement, no condition exists and no event has occurred that could constitute grounds for termination of any Employee Plan, and neither DentalCo, nor any of its affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of , or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any DentalCo Employee Plan has or will make either DentalCo or any officer or director of DentalCo, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or, to the best knowledge of DentalCo, threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any DentalCo Employee Plan or any fiduciary or administrator thereof in their capacities as such.

         (c) Each DentalCo Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
    Section 501(a) of the Code. DentalCo has furnished to Nanston or the Nanston Shareholders copies of the most recent Internal Revenue Service determination letters with respect to each such DentalCo Employee Plan. Except as would not have a DentalCo Material Adverse Effect, each DentalCo Employee Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules, and regulations, including but not limited to ERISA and the Code, which are applicable to such DentalCo Employee Plan.

         (d) Except as would not have a DentalCo Material Adverse Effect, to the best knowledge of DentalCo, there is no contract, agreement, plan, or arrangement covering any employee or former employee of DentalCo, or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

         (e) Schedule 3.16 identifies each written employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an DentalCo Employee Plan,
    (ii) is entered into, maintained or contributed to, as the case may be, by DentalCo, or any of its affiliates, and (iii) covers any employee or former employee of DentalCo, or any of its affiliates. Such contracts, arrangements as are described above, copies or descriptions of all of which have been furnished previously to Nanston or the Nanston Shareholders, are referred to collectively herein as the "DentalCo Benefit Arrangements". Except as would not have a DentalCo Material Adverse Effect, each DentalCo Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules, and regulations that are applicable to such DentalCo Benefit Arrangement.

         (f)  Except as would not have a DentalCo Material Adverse
    Effect or at as set forth in Schedule 3.16, there is no liability in respect of post-retirement health and medical benefits for retired employees of DentalCo, or any of its affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Except as would not have a DentalCo Material Adverse Effect, with respect to any DentalCo Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, to the best knowledge of DentalCo, there has been timely compliance in all material respects with all requirements imposed thereunder so that DentalCo, and its affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

         (g) Except as set forth in Schedule 3.16, there has been no amendment to, written interpretation or announcement (whether or not written) by DentalCo, or any of its affiliates relating to, or change in employee participation or coverage under, any DentalCo Employee Plan or DentalCo Benefit Arrangement which would increase the expense of maintaining such DentalCo Employee Plan or DentalCo Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended immediately prior to the Effective Time.

         (h) Except as set forth in Schedule 3.16, DentalCo is not party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any officer, consultant, director or employee.

         (i) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

    3.17 Contracts. Schedule 3.17 lists all contracts, purchase orders, agreements, leases, executory commitments, and arrangements to which DentalCo is a party (a) which, including all amendments and supplements thereto, are material to the condition, operations, assets or business of DentalCo, (b) which
(i) involve payments or commitments in excess of $50,000 for any purchase order or $50,000 for any other contract, agreement, lease, commitment, arrangement, or understanding, or (ii) extend beyond three years (or both), unless cancelable on 60 or fewer days' notice without any liability, penalty or premium, (c) with any present or former stockholder, director or officer of DentalCo, or any person related by blood or marriage to any such person or any person or entity controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of DentalCo not terminable at will, (d) which provide for the future purchase by DentalCo of any materials, equipment, services or supplies, which continue for a period of more than 24 months (including periods covered by any option to renew by either party), or (e) which involve any of the following: (i) any borrowings or guarantees; (ii) any contracts containing covenants purporting to limit the freedom of DentalCo to compete in any line of business or provide any of their services in any geographic area; (iii) any obligation or commitment which limits the freedom of DentalCo to sell, lease, license or otherwise provide its services; (iv) any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any person.

    Except as set forth in Schedule 3.17, DentalCo has not received any notice from any third party payer, patient, or supplier to the effect that such third party payer, patient, or supplier will terminate its relationship or unilaterally modify any terms of that relationship, where applicable, with DentalCo as a result of any transaction contemplated by this Agreement or otherwise.

    Also attached to Schedule 3.17 is a correct and complete list of all dentists employed or retained by DentalCo or its affiliates. Except as set forth in such list, DentalCo or its affiliates has a written employment agreement with each dentist employed by it and a written independent contractor or similar agreement with each dentist retained by it as an independent contractor. DentalCo has provided a copy of each such agreement to Nanston or the Nanston Shareholders, and all such agreements are currently in full force and effect.

    3.18 Accounts Receivable. DentalCo has delivered to Nanston or the Nanston Shareholders a correct and complete schedule of its accounts receivable and notes receivable as at November 30, 1996. Except as would not have a DentalCo Material Adverse Effect or as set forth in Schedule 3.18 or in the DentalCo Interim Statements, all accounts and notes receivable of DentalCo as at such date, and any accounts and notes receivable arising between such date and the Effective Time are or will be bona fide and represent sales actually made or services actually provided in the ordinary course of business consistent with past practices.

    Schedule 3.18 includes a list of all amounts payable to DentalCo by any Affiliate of DentalCo (the "DentalCo Related Party Receivables") and all amounts payable by DentalCo to any Affiliate of DentalCo (the "DentalCo Related Party Payables") as of November 30, 1996, specifying the payer, payee, and amount of each DentalCo Related Party Receivable and DentalCo Related Party Payable. For purposes of this Agreement, other than for Section 3.16, above, an "Affiliate" of DentalCo shall mean any shareholder, director, officer, employee, representative, other agent of DentalCo, any person related by blood or marriage to any such person, or any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with such or any such other person or entity.

    3.19 No Conflict or Default. Except as would not have a DentalCo Material Adverse Effect or except for the consents described in Schedule 3.19, neither the execution and delivery of this Agreement by DentalCo, nor compliance by DentalCo with the terms and provisions of this Agreement, including without limitation the consummation of the transactions contemplated by this Agreement, will violate any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the of certificate of incorporation or bylaws of DentalCo, or of any agreement, deed, contract, undertaking, mortgage, indenture, writ, order, decree, restriction, legal obligation or instrument to which DentalCo is a party or by which DentalCo or any of its assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any Lien with respect to any properties or assets of DentalCo or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of DentalCo.

    3.20 Books of Account; Records. Except as would not have a DentalCo Material Adverse Effect, DentalCo general ledgers, stock record books, minute books and other corporate records relating to the material assets, properties, contracts, and outstanding legal obligations of DentalCo, are, in all material respects, complete and correct and the matters contained therein are reflected in the DentalCo Financial Statements and the DentalCo Interim Statements to the extent required to be so reflected therein by GAAP.

    3.21 Officers, Employees, and Compensation. Schedule 3.21 sets forth the names of all directors and officers of DentalCo, their respective terms of office, the total salary, bonus, fringe benefits and perquisites each received in the fiscal year ended December 31, 1995, and any changes to the foregoing which have occurred subsequent thereto. Schedule 3.22 also lists and describes the current compensation of any other employee of DentalCo whose total current salary and bonus exceeds $80,000 annually. Except as disclosed in Schedule 3.22, there are no other forms of compensation paid to any such director, officer, or employee of DentalCo. Except as set forth in Schedule 3.21, DentalCo has not become obligated, directly or indirectly, with respect to compensation to any stockholder, director, officer, of DentalCo or any person related to such person by blood or marriage, except for current liability for such compensation.

    3.22 Labor Relations. Except as set forth in Schedule 3.22, no employees of DentalCo are represented by any labor union or covered under any collective bargaining agreement, and there is no unfair labor practice complaint against DentalCo pending before the National Labor Relations Board.
 No collective bargaining or other labor agreement is currently being negotiated by DentalCo and no union or collective bargaining unit represents DentalCo employees. DentalCo has not experienced any work stoppage or other material labor difficulty during the past five years.

    3.23 Suppliers and Third Party Payers. Schedule 3.23 sets forth (a) a list of all third party payers and suppliers who have terminated their relationships with DentalCo since January 1, 1996, or have notified DentalCo since September 1, 1996, that they intend to terminate their relationships with DentalCo, and
(b) the gross receipts received from such third party payers and gross monies paid to such third party suppliers for the 12-month period ending on August 31, 1996.

    3.24 Business of DentalCo. DentalCo is and has been engaged in the business of providing non-clinical administration and related services, and similar services, to dentists and is engaged in no other business whatsoever, except as may be incidental to the foregoing.

    3.25 Complete Disclosure. To the best knowledge of DentalCo, no representation or warranty of DentalCo in this Agreement or in the DentalCo Schedules contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

    3.26 Environmental. DentalCo conducts its business and operations in material compliance with all applicable environmental laws, ordinances and regulations, and DentalCo has not received notice of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (collectively, an "Environmental Event") by DentalCo or with respect to any premises owned or occupied by them. To the best knowledge of DentalCo, no notice of any Environmental Event was given to any person or entity that occupied any of the premises owned or occupied by or used by DentalCo prior to the date such premises were so occupied. Without limiting the generality of the foregoing, to the best knowledge of DentalCo, DentalCo has not disposed of or placed on or in any property or facility used in its business any waste materials, hazardous materials or hazardous substances in violation of law.

    3.27 Fraud and Abuse. To the best knowledge of DentalCo, neither DentalCo, nor any of its officers and directors, has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Sections 1320a-7, 1320a-7(a) and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct promulgated by the appropriate licensing authority of the sate or states in which such entity does business, including but not limited to the following:

         (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

         (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

         (c) presenting or causing to be presented a claim for reimbursement for services under Medicare, Medicaid, or other state health care program that is for an item or service that is known or should be known to be (i) not provided as claimed, or (ii) false or fraudulent;

         (d) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued rights to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

         (e) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or other state health care program, or
(ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in party by Medicare or Medicaid or other state health care program; or

         (f) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medicaid or other state health care program certification, or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3).

    Section 3.28. Health Professional's Financial Relationships. To the best knowledge of DentalCo, the operations of DentalCo are in compliance with and do not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. Section 1395nn and 42 U.S.C. Section 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

    Section 3.29. Professional Licenses. There is no legal or regulatory requirement that the shareholders, or any of them, of DentalCo be a licensed dentist in order for DentalCo to conduct its business as currently conducted.

    Section 3.30. Medical Waste. DentalCo is not in violation of, or the subject of any investigation, inquiry or enforcement action by any Governmental Authority under, the Medical Waste Tracking Act, 42 U.S.C.
Section 6992 et seq., or any applicable state or local government statute, ordinance or regulation dealing with the disposal of medical wastes (collectively "Medical Waste Laws"). DentalCo has obtained and is in compliance with any permits required by the Medical Waste Laws relating to medical waste disposal, and all disposal of medical waste by DentalCo has been in compliance with the Medical Waste Laws.

                                     ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES
                          OF NANSTON AND THE JOHNSTON FAMILY
                          ----------------------------------

    In order to induce DentalCo and Subcorp to enter into this Agreement, Nanston and John C. Johnston, D.D.S., individually ("Dr. Johnston"), Nancy Anderson ("Ms. Anderson"), as Trustee under The Johnston Family Stock Trust and The Johnston Family Education Trust (collectively, the "Trusts"), Chris
D. Johnston ("C.D. Johnston"), Steve C. Johnston ("S.C. Johnston"), Ronnie L. Johnston ("R.L. Johnston"), and Kyle E. Anderson ("Mr. Anderson") (all of the foregoing, other than Nanston, being hereinafter referred to collectively as, the "Johnston Family"), hereby jointly and severally represent and warrant to DentalCo and Subcorp that the statements contained in this Article IV are true, correct and complete, except as disclosed in the schedules specifically referred to in this Article IV and attached hereto (collectively, the "Johnston Family Schedules"); provided, however, that with respect to representations and warranties regarding the "Providers" set forth in Sections 4.1(g), 4.1(h) (i.e., with respect to the shares of Bell included in "Shares"),
4.3 through 4.5 inclusive, 4.7 through 4.12 inclusive, 4.14 through 4.18 inclusive, and 4.20 through 4.31 inclusive (the "Bell Representations"), the Johnston Family makes no representations and warranties regarding the Bell Representations and, provided, further, that Nathan Bell, D.D.S. ("N. Bell") has joined in the execution of this Agreement solely for the purposes of (i) making the Bell Representations (the Bell Representations are made with such changes, if any, as the context unambiguously requires) and the representations and warranties set forth in Section 5.5 hereof, (ii) agreeing to the covenants of N. Bell set forth in Section 6 hereof, and (iii) indemnifying DentalCo as provided in Section 9 hereof:

    4.1 Organization and Standing. Each of Nanston and NC (collectively the "Companies") and each of Nanston Dental and Bell (collectively the "Providers") is a corporation, professional corporation, or professional association duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each Company and each of the Providers is duly qualified to do business and is in good standing in each jurisdiction listed in Schedule 4.1, is not qualified to do business in any other jurisdiction, and neither the nature of the business conducted by either Company or the Providers nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction, if the failure so to qualify would have a Nanston Material Adverse Effect (as defined in Section 4.8(a) hereof). Neither Company nor the Providers has received any written notice or assertion within the last three years from any Governmental Authority in any jurisdiction to the effect that either Company or the Providers is required to be qualified or authorized to do business in such jurisdiction if the Company or the Providers was not so qualified or has not obtained such authorization. Neither Company nor the Providers is in default in the performance, observation or fulfillment of any provision of its certificate or articles of incorporation, bylaws, or other organizational documents, as applicable, each as amended to date.

    4.2  Capitalization and Security Holders.

         (a) Nanston Shares. The authorized capital stock of Nanston (collectively, the "Nanston Shares") consists solely of (i) 100,000,000 shares of common stock, par value $.01 per share (the "Common Shares"), of which 12,080,439 are issued and outstanding, (ii) 100,000,000 shares of ESOP common stock, par value $.01 per share (the "ESOP Shares"), of which 1,507,295 are issued and outstanding, and
    (iii) 50,000,000 shares of Class A Preferred Stock, par value $.01 per share, of which none are issued and outstanding. On or prior to the Closing, the Nanston Shareholders will hold of record all of the outstanding Nanston Shares. All of the outstanding Nanston Shares are entitled to vote with respect to the Merger.

         (b) NC Shares. The authorized capital stock of NC consists solely of 1,000 common shares, par value $1.00 per share (the "NC Shares"), of which 100 shares are issued and outstanding. Nanston holds beneficially and of record all of the outstanding NC Shares.

         (c) Nanston Dental Shares. The authorized capital stock of Nanston Dental consists solely of 100,000 shares of common stock, without par value (the "Nanston Dental Shares"), of which 501 shares are issued and outstanding. Dr. Johnston and Sam C. Grizzle ("Dr. Grizzle") hold of record all of the outstanding Nanston Dental Shares. Dr. Johnston holds beneficially the 500 Nanston Dental Shares he holds of record and Dr. Grizzle holds beneficially the 1 Nanston Dental Share he holds of record.

         (d) Bell Shares. The authorized capital stock of Bell consists solely of 1,000 common shares, par value $1.00 per share (the "Bell Shares"), of which 500 shares are issued and outstanding. N. Bell holds beneficially and of record all of the outstanding Bell Shares.

         (e) Stock Ownership. Exhibit A attached to this Agreement constitutes a correct and complete list of the names and addresses of, and the number and class of shares of Nanston Shares held of record by each of the Nanston Shareholders, respectively.

         (f)  Due Authorization and Issuance.  Each outstanding
    Nanston Share and NC Share (collectively, the "Company Shares") and each Nanston Dental Share and each Bell Share has been duly authorized and validly issued and is fully paid and non-assessable and has not been issued in violation of and are free of any preemptive or similar rights.

         (g)  No Other Commitment. Except as set forth in Schedule
    4.2, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any shares of capital stock of either of the Companies or the Providers, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of either of the Companies or the Providers; and neither of the Companies nor the Providers has any obligation of any kind to issue any additional securities or to pay for securities of either of the Companies or the Providers, as applicable, or any predecessor.

         (h) Compliance with Laws; No Liens. To the best knowledge of Nanston and the Johnston Family, the issuance and sale of all of the shares referred to in Section 4.2(a), (b), (c), and (d) above (collectively, the "Shares") has been in full compliance with all applicable federal and state securities laws and other laws. Except as set forth in Schedule 4.2, neither Company nor Nanston Dental has agreed to register any Shares or other securities under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder or under any state securities law. The Shares are free and clear of any and all Liens.

         (i) "Liens" means (i) any lien, charge, mortgage, pledge, hypothecation, assignment, security interest, assessment, levy or encumbrance of any kind or nature whatsoever (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by contract, operation of Applicable Laws or otherwise) in, on, or with respect to any properties or assets of the applicable person or entity, whether now owned or hereafter acquired, (ii) any contract to give any of the foregoing and (iii) any conditional sale of other title retention agreement and any financing lease having substantially the same effect as any of the foregoing.

    4.3 Subsidiaries. Set forth in Schedule 4.3 is a correct and complete list of all subsidiary corporations of each Company, the number and class of shares of capital stock of each such subsidiary owned by either Company, the percentage of all capital stock of that subsidiary which is represented by the shares owned by the Companies, and the existence of any Liens on any such stock (to the extent not disclosed elsewhere in this Agreement or the Schedules hereto). The Providers have no subsidiaries. Except as set forth on Schedule 4.3, no Company nor any Provider owns, directly or indirectly, any investment, equity or other ownership interest or any outstanding loan or advance to or from, any person (including, without limitation, any officer, director or shareholder) or any entity. Neither any Company nor the Providers is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

    4.4 Corporate Power and Authority. Nanston has all requisite corporate power and authority to enter into and perform this Agreement and to carry out its obligations hereunder. Each member of the Johnston Family has the capacity to enter into and carry out its obligations hereunder. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the board of directors and the shareholders of Nanston. To the extent required by law, the transactions contemplated by this Agreement have been authorized by the boards of directors and shareholders of NC and the Providers. This Agreement has been duly executed and delivered by Nanston and each member of the Johnston Family and constitutes their legal, valid and binding obligation enforceable against each of them in accordance with its terms. No other corporate action or proceeding by or in respect of either Company or Provider is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

    4.5 Conflicts, Consents and Approvals. Except for the consents described in Schedule 4.5 or as would not have a Nanston Material Adverse Effect, neither the execution and delivery of this Agreement by the Companies and N. Bell nor the consummation of the transactions contemplated in this Agreement will:

          (a) Violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any third party with the giving of notice, the passage of time or otherwise to terminate, accelerate or call a default under, or result in the creation of any Lien, upon any of the properties or assets of the Companies or the Providers under any of the terms, conditions or provisions of the certificate or articles of incorporation or bylaws, each as amended to date, of the Companies or the Providers, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Companies or the Providers is a party;

          (b) Violate any order, writ, injunction, decree, statute, rule or regulation, applicable to the Companies or the Providers or their respective properties or assets; or

          (c) Require any action or consent or approval of, or review by, or registration with any third party or Governmental Authority, other than
     (i) such actions taken in respect of federal and state securities laws as are contemplated by this Agreement, and (ii) the filing of the Certificate of Merger with the Secretary of State of Georgia.

     4.6  Financial Statements.

          (a) Nanston has furnished to DentalCo the audited consolidated balance sheets for the Companies as at August 31, 1996, August 31, 1995, and August 31, 1994, and the related audited statements of income and retained earnings and cash flows for the fiscal years then ended, including, in each case, the related notes, all of which have been prepared and examined by, and are accompanied by the unqualified audit report of Smith & Radigan, Certified Public Accountants (collectively, the "Company Financial Statements"). (The Company Financial Statements as at and for the fiscal year ended August 31, 1996, are sometimes hereinafter referred to separately as the "Company Fiscal 1996 Statements"). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis, and fairly present the consolidated financial position of the Companies as of the dates stated and the consolidated results of operations of the Companies for the periods then ended.

          (b) When delivered in accordance with Section 6.2(a) of this Agreement, the consolidated unaudited balance sheets of the Companies as at the most recent fiscal month-end of Nanston prior to the Closing Date, and the related statements of income and retained earnings and cash flows for the period beginning on the first day of Nanston's then current fiscal year and ending on such most recent fiscal month end, as the case may be (collectively, the "Nanston Interim

     Statements"), shall have been prepared in conformity with GAAP applied on a basis consistent with that used in the Company Financial Statements, and shall fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated unaudited financial condition of the Companies as at such date and the consolidated results of operations of the Companies for such period then ended.

     4.7 Undisclosed Liabilities. Except as disclosed in Schedule 4.7, in another Schedule to this Agreement, or in any other document provided to DentalCo pursuant to this Agreement, to the best knowledge of Nanston and the Johnston Family, as of the date of this Agreement, neither Company nor either of the Providers has any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

          (a) Those set forth in the Fiscal 1996 Statements which have not been paid or discharged since the date thereof;

          (b) Current liabilities (determined in accordance GAAP) incurred since August 31, 1996, in transactions in the ordinary course of business consistent with past practices which are properly reflected on its books and will be properly reflected in the Nanston Interim Statements; and

          (c) Liabilities or obligations that have not and could not reasonably be expected to have a Nanston Material Adverse Effect.

     4.8 Absence of Certain Changes. Except as contemplated by or otherwise described in this Agreement, or as set forth in Schedule 4.8, during the period commencing September 1, 1996 and ending on the date hereof, the Companies and the Providers have conducted their respective businesses in the ordinary course and there has not been:

          (a) Any change in the business operations, assets, properties, or financial condition of either Company or either of the Providers that, individually or in the aggregate, has a material adverse effect on the financial condition of the Companies and the Providers taken as a whole (a "Nanston Material Adverse Effect"), or any such change that Nanston or any member of the Johnston Family, reasonably expects would have a Nanston Material Adverse Effect.

          (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder of either Company or either of the Providers, or any direct or indirect redemption, purchase or other acquisition by either Company or either of the Providers of any of its capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

          (c) Any increase of more than 20% in amounts payable by either Company or either of the Providers to or for the benefit of, or committed to be paid by either Company or either of the Providers to or for the benefit of, any stockholder, director, or officer of either Company or either of the Providers, or any other consultant, agent or employee of either Company or either of the Providers, or any relatives of any such person, or any increase in any benefits granted under any bonus, stock option, profit-sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person, excepting only reimbursement in the ordinary course of business, in a manner consistent with past practices, of out-of-pocket expenses incurred by employees of either Company or either of the Providers directly in connection with the companies' respective businesses;

          (d) Any transaction entered into or carried out by either Company or either of the Providers other than in the ordinary and usual course of their respective businesses;

          (e) Any borrowing or agreement to borrow funds by either Company or either of the Providers or, to the best knowledge of Nanston and the Johnston Family, any incurring by either Company or either Provider of any other obligation or liability (contingent or otherwise), except
     (i) current liabilities incurred in the usual and ordinary course of business (consistent with past practices), and (ii) borrowings from SunTrust as replacement lender for BankSouth.

          (f) Any material change in either Company's or either of the Provider's method of doing business or any material change in its accounting principles or practices or its method of application of such principles or practices;

          (g) Any material Lien imposed or agreed to be imposed on or with respect to the property or assets of either Company or either of the Providers.

          (h) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of either Company or either Provider, other than in the usual and ordinary course of business of that Company or that Provider;

          (i) Any purchase of or any agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $25,000 for any one purchase or $250,000 for all such purchases made by either Company or either Provider or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by either Company or either Provider exceeding an aggregate of $100,000;

          (j) Any material loan or advance made by either Company or either Provider to any individual, firm, corporation or other entity;

          (k) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any material contract, agreement, license or other instrument to which either Company or either Provider is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business; or

          (l) Any labor dispute or disturbance having a Nanston Material Adverse Effect, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down.

     4.9 Taxes. Except as could not reasonably be expected to have a Nanston Material Adverse Effect or as set forth on Schedule 4.9,

          (a) Each Company and each Provider has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all taxes, assessments, fees and other governmental charges due from either Company or Provider, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the Company's Fiscal 1996 Statements or the Nanston Interim Statements and will be timely paid if due prior to the Closing. No written claim has been made to either Company or Provider or by authorities in any jurisdiction where either Company or Provider did not file tax returns that it is or may be subject to taxation therein.

          (b) Each Company and each of the Providers has delivered to DentalCo Provider copies of all federal, state, local, and foreign income tax returns filed with respect to such Company or such Provider for taxable periods ended on or after August 31, 1992. Schedule 4.9 sets forth the dates and results of any and all audits conducted by taxing authorities within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in
     Schedule 4.9, all deficiencies proposed as a result of any audits have been paid or settled. There are no pending or, to the best knowledge of Nanston and the Johnston Family, threatened federal, state, local or foreign tax audits or assessments of either Company or Provider and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of either Company or Provider.

          (c) There exists no tax-sharing agreement or arrangement pursuant to which either Company or Provider is obligated to pay the tax liability of any other person or entity, or to indemnify any other person or entity with respect to any tax.

     4.10 Compliance with Applicable Law. To the best knowledge of Nanston and the Johnston Family, except as set forth on Schedule 4.10:

          (a) The Companies and the Providers hold and are in compliance with the terms of, all Permits, (as defined in Section 3.11) except for failures to hold or be in compliance with the terms of such Permits that would not have a Nanston Material Adverse Effect.

          (b) Neither the Companies nor the Providers are in violation of nor has been given notice or been charged with any violation of any Applicable Law (as defined in Section 3.11(d)) except for possible violations that would not have a Nanston Material Adverse Effect. No investigation or review by any Governmental Authority (as defined in Section 3.11(c)) with respect to either of the Companies or the Providers is pending or, to the best knowledge of Nanston and the Johnston Family, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review, other than, in each case, the outcome of which could not be reasonably expected to have a Nanston Material Adverse Effect.

     4.11 Proprietary Rights.  Schedule 4.11 sets forth:

          (a) All names, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations therefor and licenses, sublicenses or agreements in respect thereof which either Company or Provider owns or has the right to use or to which either Company or either Provider is a party, and that are material to the business operation of the Companies taken as a whole; and

          (b) All filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this section, being sometimes hereinafter referred to collectively as the "Nanston Proprietary Rights").

     Except as would not have a Nanston Material Adverse Effect or as set forth in Schedule 4.11, the Companies and the Providers are the sole and exclusive owners of all right, title and interest in and to all Nanston Proprietary Rights free and clear of all Liens and there is no pending or, to the best knowledge of Nanston and the Johnston Family, threatened investigation, proceeding, inquiry or other review by any Governmental Authority with respect to either Company's or either Provider's rights, title or interest in any Nanston Proprietary Right.

     Except as set forth in Schedule 4.11, each Company and the Providers have the exclusive rights to own, use and license others to use the computer software used by such Company or such Provider (the "Software"). Schedule
4.11 lists, and the Companies and the Providers have provided to DentalCo true, correct and complete copies of, all licenses and agreements relating to any of the Software that is material to the business operation of the Companies taken as a whole and to the rights of each Provider or Company therein. Except as set forth in Schedule 4.11, neither Company nor Provider has licensed or otherwise authorized any other person to use or make use of all or any part of the Software listed on Schedule 4.11, nor has either Company or Provider granted, assigned or otherwise conveyed any right in or to the Software listed on Schedule 4.11.

     4.12 Insurance. Set forth in Schedule 4.12 is a true, correct and complete list of all insurance policies and bonds, if any, in force for which either Company or Provider is named as an insured party, or for which either Company or Provider has paid any premiums since August 31, 1996, and the Companies and the Providers have supplied to DentalCo correct and complete copies of each policy and bond so listed. Except as disclosed in Schedule 4.12, all such policies or bonds are currently in full force and effect and no notice of cancellation or termination has been received by either Company or Provider with respect to any such policy or bond. All premiums due and payable on such policies and bonds have been paid. Except as disclosed in
Schedule 4.12, neither any Company nor any Provider is a co-insurer under any term of any insurance policy.

     4.13 Bank Accounts, Depositories; Powers of Attorney.  Set forth in
Schedule 4.13 is a true, correct and complete list of the names and locations of all banks or other depositories in which either Company or Nanston Dental has accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in such Schedule 4.13, no person or entity has a power of attorney from either Company or Nanston Dental.

     4.14 Title to and Condition of Properties and Leasehold Interests. Except as would not have a Nanston Material Adverse Effect or as set forth in
Schedule 4.14, each Company and each Provider has title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including, without limitation, all property and assets shown or reflected on the balance sheet included in the Company Fiscal 1996 Statements); provided, however, that this Section 4.14 does not apply to Nanston Proprietary Rights, which are addressed in Section 4.11. Except as set forth in Schedule 4.14 except for (a) statutory liens for taxes not yet due, (b) such imperfections in title, easements and Liens (as defined in Section 4.2(i)), if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby or otherwise materially impair the business operations of either Company or either Provider as presently carried on, (c) Liens existing on the date hereof securing indebtedness for borrowed money reflected in the balance sheet included in the Company Fiscal 1996 Statements and (d) other matters which, singly or in the aggregate, could not reasonably be expected to have a Nanston Material Adverse Effect, all such properties are owned free and clear of all Liens, including without limitation, (i) rights or claims of parties in possession; (ii) easements or claims of easements; (iii) encroachments, overlaps, boundary lines or water drainage disputes or any other matters; (iv) any Lien or right to a Lien for services, labor or material furnished; (v) special tax or other assessments; (vi) options to purchase, leases, tenancies, or land contracts; and (vii) contracts, covenants, or reservations which restrict the use of such properties. Except as set forth in Schedule 4.14, to the best knowledge of Nanston and the Johnston Family, no financing statement under the Uniform Commercial Code or similar law naming either Company or either Provider as debtor has been filed in any jurisdiction, and no Company or Provider is a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. Schedule 4.14 contains copies of all leases of real property to which any Company or any Provider is a party. No Company or Provider owns or leases any other real property.

     Except as would not have a Nanston Material Adverse Effect or as set forth in Schedule 4.14, all real property and structures and all machinery, equipment, and other tangible personal property owned, leased or used by either Company or either Provider which are material to the operation of its business, are suitable for the purpose or purposes for which they are being used. The utilities servicing the real properties owned or used by either Company or either Provider are adequate to permit the continued operation of the business of such Company or such Provider, and there are no pending or, to the best knowledge of Nanston and the Johnston Family, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially affect such continued operation. Each lease or agreement to which either Company or either Provider is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any material default of either Company or either Provider thereunder and, to the best knowledge of Nanston and the Johnston Shareholders, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by either Company or either Provider under any such lease or agreement or, to the best knowledge of Nanston and the Johnston Shareholders, by any other party thereto. Possession of such property by either Company or either Provider has not been disturbed and, to the best knowledge of Nanston and the Johnston Shareholders, no claim has been asserted against either Company or either Provider adverse to its rights in such leasehold interests.

     4.15 Brokers, Finders. The transactions contemplated by this Agreement were not submitted to either Company or either Provider or the Johnston Family by any broker or other person and none of the actions of either Company or either Provider or the Johnston Family has given rise to any valid claim by any person for a commission, finder's fee or like payment against any of the Parties.

     4.16 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Nanston and the Johnston Family, threatened against either Company or Provider or any of their respective officers or directors in connection with the business or affairs of either Company or Provider, which, individually or in the aggregate, is reasonably likely to have a Nanston Material Adverse Effect or materially delay or prevent either Company or Provider from consummating the transactions contemplated by this Agreement. Neither Company or Provider is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Nanston Material Adverse Effect or would materially delay or prevent either Company or Provider from consummating the transactions contemplated by this Agreement.

     4.17 ERISA.

          (a) Schedule 4.17 identifies each "employee benefit plan," as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last five years maintained, administered or contributed to by either Company or either Provider or any affiliate (as defined below) and covers any employee or former employee of either Company or either Provider or any affiliate or under which either Company or either Provider or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to DentalCo together with the three most recent annual reports (Form 5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Nanston Employee Plans." For purposes of this section, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under
     Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d) (7) of ERISA of such person or entity. The only Nanston Employee Plans, which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Nanston Pension Plans"), are identified as such on Schedule 4.17.

          (b) No Nanston Employee Plan constitutes a "multi employer plan," as defined in Section 3(37) of ERISA, or a "defined benefit plan, " as defined in Section 3(35) and subject to Title IV of ERISA, and no Nanston Employee Plan is maintained in connection with any trust described in
     Section 501(c) of the Code. No "accumulated funding deficiency, " as defined in Section 412 of the Code, has been incurred with respect to any Nanston Pension Plan, whether or not waived. Full payment has been made of all amounts which either Company, either Provider or any affiliate is required to have paid as contributions to or benefits under any Nanston Employee Plan as of the end of the most recent fiscal year thereof and there are no unfunded obligations under any Nanston Employee Plan that have not been disclosed to DentalCo in writing prior to the date hereof. Except as set forth in Schedule 4.18 or as expressly contemplated by this Agreement, neither the Companies, nor the Providers, nor any member of the or either Provider or the Johnston Family know of any "reportable events," within the meaning of
     Section 4043 of ERISA, and no event described in Section 4041, 4042 4062 or 4063 of ERISA has occurred in connection with any Nanston Employee Plan. Except as set forth in Schedule 4.17 or as expressly contemplated by this Agreement, no condition exists and no event has occurred that could constitute grounds for termination of any Nanston Employee Plan, and neither Company nor Provider, nor any of its affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of , or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Nanston Employee Plan has or will make either Company or either Provider or any officer or director of either Company or either Provider, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any Nanston Employee Plan or any fiduciary or administrator thereof in their capacities as such.

          (c) Each Nanston Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Companies and the Provider have furnished to DentalCo copies of the most recent Internal Revenue Service determination letters with respect to each such Nanston Employee Plan. Each Nanston Employee Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules, and regulations, including but not limited to ERISA and the Code, which are applicable to such Nanston Employee Plan.

          (d) Except as would not have a Nanston Material Adverse Effect, to the best knowledge of Nanston and the Johnston Family, there is no contract, agreement, plan, or arrangement covering any employee or former employee of either Company, either Provider, or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

          (e) Schedule 4.17 identifies each written employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Nanston Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by either Company, either Provider, or any of its affiliates, and (iii) covers any employee or former employee of either Company, either Provider, or any of its affiliates. Such contracts, loans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to DentalCo, are referred to collectively herein as the "Nanston Benefit Arrangements". Except as would not have a Nanston Material Adverse Effect, each Nanston Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules, and regulations that are applicable to such Nanston Benefit Arrangement.

          (f) Except as would not have a Nanston Material Adverse Effect, or as set forth in Schedule 4.17, there is no liability in respect of post-retirement health and medical benefits for retired employees of either Company, either Provider, or any of its affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). The Companies and the Providers have reserved their right to amend or terminate any Nanston Employee Plan or Nanston Benefit Arrangement providing health or medical benefits in respect of any active employee of the Companies or the Providers, as applicable, under the terms of any such plan and descriptions thereof given to employees. Except as would not have a Nanston Material Adverse Effect, with respect to any of the Companies' and any Provider's Employee Plans which are "group health plans" under
     Section 4980B of the Code and Section 607(1) of ERISA, To the best knowledge of Nanston and the Johnston Family, there has been timely compliance in all material respects with all requirements imposed thereunder so that the Companies, the Providers, and their affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

          (g) Except as set forth in Schedule 4.17, there has been no amendment to, written interpretation or announcement (whether or not written) by either

     Company, either Provider, or any of its affiliates relating to, or change in employee participation or coverage under, any Nanston Employee Plan or Nanston Benefit Arrangement which would increase the expense of maintaining such Nanston Employee Plan or Nanston Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended immediately prior to the Effective Time.

          (h) Except as set forth in Schedule 4.17, none of the Companies or the Providers is a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any officer, consultant, director or employee.

          (i) The execution and consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Nanston Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of either Company or either Provider that has not been specifically disclosed on Schedule 4.17 except for such as would not have a Nanston Material Adverse Effect.

          (j) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

     4.18 Contracts. Schedule 4.18 lists all contracts, purchase orders, agreements, leases, executor commitments, and arrangements to which either Company or either of the Providers is a party (a) which, including all amendments and supplements thereto, are material to the condition, operations, assets or business of either Company or either Provider, (b) which (i) involve payments or commitments in excess of $50,000 for any purchase order or $50,000 for any other contract, agreement, lease, commitment, arrangement, or understanding, or (ii) extend beyond one year (or both), unless cancelable on 60 or fewer days' notice without any liability, penalty or premium, (c) with any present or former stockholder, director or officer of either Company or either of the Providers, or any person related by blood or marriage to any such person or any person or entity controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of either Company or either of the Providers not terminable at will, (d) which provide for a discount from either Company's or either of the Provider's standard fee schedules, (e) which provide for the future purchase by either Company or either of the Providers of any materials, equipment, services or supplies, which continue for a period of more than 24 months (including periods covered by any option to renew by either party) or which provide for a price materially in excess of current market prices or is in excess of normal operating requirements over its remaining term, or (f) which involve any of the following: (i) any borrowings or guarantees; (ii) any contracts containing covenants purporting to limit the freedom of either Company or either of the Providers to compete in any line of business or provide any of their services in any geographic area;
(iii) any obligation or commitment which limits the freedom of either Company or either of the Providers to sell, lease, license or otherwise provide its services; (iv) any contract or agreement the performance of which is expected by either Company or either Provider or any member of the or either Provider or the Johnston Family to result in a loss to either Company or either of the Providers; (v) any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any person; (vi) any agreement between either Company and either Provider; (vii) any agreement relating to payment or reimbursement for services performed or to be performed by the Providers.

     Except as set forth in Schedule 4.18, neither any Company nor any Provider has received any notice from any third party payer, patient, or supplier to the effect that such third party payer, patient, or supplier will terminate its relationship or unilaterally modify any terms of that relationship, where applicable, with either Company or either of the Providers as a result of any transaction contemplated by this Agreement or otherwise.

     Attached to Schedule 4.18 is a correct and complete copy of the fee schedule which is currently in effect under each agreement with a third party payer to which either Company or either of the Providers is a party.

     Also attached to Schedule 4.18 is a correct an complete list of all dentists employed or retained by the Providers. Except as set forth in such list, the Providers has a written employment agreement with each dentist employed by it and a written independent contractor or similar agreement with each dentist retained by it as an independent contractor. Nanston and the Providers provided a copy of each such agreement to DentalCo, and all such agreements are currently in full force and effect.

     4.19 Accounts Receivable. Each Company has delivered to DentalCo a correct and complete schedule of its accounts receivable and notes receivable as at November 30, 1996. Except as would not have a Nanston Material Adverse Effect, or as set forth in Schedule 4.19 or in the Nanston Interim Statements, all accounts and notes receivable of the Companies as of such date, and any accounts and notes receivable arising between such date and the Effective Time are or will be bona fide and represent sales actually made or services actually provided in the ordinary course of business consistent with past practices.

     From August 31, 1996, to the date of this Agreement there have been no accounts receivable of either Company converted to notes receivable or otherwise extended, except as listed in Schedule 4.19.

     Schedule 4.19 includes a list of all amounts payable to either Company by any Affiliate of either Company (the "Nanston Related Party Receivables") and all amounts payable by either Company to any Affiliate of either Company (the "Nanston Related Party Payables") as of November 30, 1996, specifying the payer, payee, and amount of each Nanston Related Party

Receivable and Nanston Related Party Payable. For purposes of this Agreement, other than for Section 4.17, above, an "Affiliate" of either Company or either Provider shall mean any shareholder, director, officer, employee, representative, other agent of such Company or such Provider, any person related by blood or marriage to any such person, or any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with such Company or such Provider or any such other person or entity.

     4.20 No Conflict or Default. Except as would not have a Nanston Material Adverse Effect or except for the consents described in Schedule 4.20, neither the execution and delivery of this Agreement by the Companies and the Johnston Family, nor compliance by such persons with the terms and provisions of this Agreement, including without limitation the consummation of the transactions contemplated by this Agreement, will violate any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the certificate of incorporation or bylaws of either Company, or either of the Providers or of any agreement, deed, contract, undertaking, mortgage, indenture, writ, order, decree, restriction, legal obligation or instrument to which either Company or either of the Providers is a party or by which either Company or either of the Providers or any of their respective assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any Lien with respect to any properties or assets of either Company or either of the Providers or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of either Company or either of the Providers.

     4.21 Books of Account; Records. Except as would not have a Nanston Material Adverse Effect, the Companies' and the Providers' general ledgers, stock record books, minute books and other corporate records relating to the material assets, properties, contracts, and outstanding legal obligations of the Companies and the Providers, respectively, are, in all material respects, complete and correct and the matters contained therein are reflected in the 1996 Fiscal Statements and the Nanston Interim Statements to the extent required to be so reflected therein by GAAP.

     4.22 Officers, Employees, and Compensation. Schedule 4.22 sets forth the names of all directors and officers of the Companies and the Providers, their respective terms of office, the total salary, bonus, fringe benefits and perquisites each received in the fiscal year ended August 31, 1996, and any changes to the foregoing which have occurred subsequent thereto; Schedule
4.22 also lists and describes the current compensation of any other employee of either Company or either of the Providers whose total current salary and bonus exceeds $80,000 annually. Except as disclosed in Schedule 4.22, there are no other forms of compensation paid to any such director, officer, or employee of either Company or either of the Providers. Except as set forth in
Schedule 4.22, none of the Companies or the Providers has become obligated, directly or indirectly, with respect to compensation to any stockholder, director, officer, of either Company or the Providers or any person related to such person by blood or marriage except for current liability for such compensation.

     4.23 Labor Relations. Except as set forth in Schedule 4.23, no employees of either Company or either of the Providers are represented by any labor union or covered under any collective bargaining agreement, and there is no unfair labor practice complaint against either Company or either of the Providers pending before the National Labor Relations Board. No collective bargaining or other labor agreement is currently being negotiated by either Company or either Provider and no union or collective bargaining unit represents either of the Companies' or the Providers' employees. Neither Company nor either Provider has experienced any work stoppage or other material labor difficulty during the past five years.

     4.24 Suppliers and Third Party Payers. Except as set forth in Schedule 4.24, no supplier of products or services to either Company or either of the Providers has indicated that it shall stop, or decrease the rate of, or substantially increase its fees for, supplying products or services to either Company or either of the Providers either prior to, or following the consummation of, the Merger. Schedule 4.24 sets forth (a) a list of all third party payers who have terminated their relationships with either of the Companies, or either of the Providers since September 1, 1996, or have notified either Company, or the either of Providers, or any member of the Johnston Family since September 1, 1996, that they intend to terminate their relationships with either of the Companies or the either of Providers, and
(b) the gross receipts received from such third party payers for the 12-month period ending on August 31, 1996. Except as set forth in Schedule 4.24, to the best knowledge of the Companies and the Johnston Family, there has been no loss of any relationship with any third party payer that alone or in the aggregate comprises more than 1% of fiscal 1996 actual revenues of either Company or either Provider as shown in the Fiscal 1996 Statements or of any third party payer that has indicated that it is considering or plans to discontinue using the Providers as its provider of dental services as a result of the Merger or otherwise.

     4.25 Business of the Companies and the Providers. The Companies are and have been engaged in the business of providing non-clinical administration and related services, and similar services, to the Providers and are engaged in no other business whatsoever except as may be incidental to the foregoing. The Providers have been engaged in the business of providing dental services to its patients and is engaged in no other business whatsoever, except as may be incidental to the foregoing.

     4.26 Complete Disclosure. To the best knowledge of Nanston and the Johnston Family, no representation or warranty of Nanston and/or the Johnston Family in this Agreement or in the Johnston Family Schedules contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. To the best knowledge of N. Bell, no representation or warranty made by him herein or in any schedule provided by him hereunder contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     4.27 Environmental. The Companies and the Providers conduct their respective businesses and operations in material compliance with all applicable environmental laws, ordinances and regulations, and the Companies have not received notice of any Environmental Event by the Companies or the Providers or with respect to any premises owned or occupied by them. To the best knowledge of Nanston and the Johnston Family, no notice of any Environmental Event was given to any person or entity that occupied any of the premises owned or occupied by or used by Nanston or the Providers prior to the date such premises were so occupied. Without limiting the generality of the foregoing, to the best knowledge of Nanston, neither the Companies nor the Providers has not disposed of or placed on or in any property or facility used in its business any waste materials, hazardous materials or hazardous substances in violation of law.

     4.28 Fraud and Abuse. To the best knowledge of Nanston and the Johnston Family, neither the Companies nor the Providers, nor any of their respective officers and directors, has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Sections 1320a-7, 1320a-7(a) and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct promulgated by the appropriate licensing authority of the sate or states in which such entity does business, including but not limited to the following:

          (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (c) presenting or causing to be presented a claim for reimbursement for services under Medicare, Medicaid, or other state health care program that is for an item or service that is known or should be known to be
     (i) not provided as claimed, or (ii) false or fraudulent;

          (d) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued rights to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

          (e) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or other state health care program, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in party by Medicare or Medicaid or other state health care program; or

          (f) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medicaid or other state health care program certification, or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C.
Section 1320a-3).

     Section 4.29. Health Professional's Financial Relationships. To the best knowledge of Nanston and the Johnston Family, the operations of the Companies and the Providers are in compliance with and do not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. Section 1395nn and 42 U.S.C. Section 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

     Section 4.30. Professional Licenses. There is no legal or regulatory requirement that the shareholders, or any of them, of the Companies be a licensed dentist in order for the Companies to conduct their business as currently conducted. In the case of the Providers, all of the shareholders thereof are dentists licensed to practice under the laws of each jurisdiction in which such Provider operates, and such Provider currently satisfies the shareholder licensing requirement, if any, of each jurisdiction in which such Provider operates, except where failure to do so would not have a Nanston Material Adverse Effect.

     Section 4.31. Medical Waste. The Companies and the Providers are not in violation of, or the subject of any investigation, inquiry or enforcement action by any Governmental Authority under any Medical Waste Laws. The Companies and the Providers have obtained and are in compliance with any permits required by the Medical Waste Laws relating to medical waste disposal, and all disposal of medical waste by the Companies and the Providers have been in compliance with the Medical Waste Laws.

                                      ARTICLE V
                            REPRESENTATIONS AND WARRANTIES
                             OF THE NANSTON SHAREHOLDERS

     In order to induce DentalCo and Subcorp to enter into this Agreement, each Nanston Shareholder (severally, and not jointly with any other Nanston Shareholder) hereby represents and warrants to DentalCo and Subcorp that the statements contained in this Article V, with respect to such Nanston Shareholder are true, correct, and complete, except as disclosed in the Schedules specifically referred to in this Article V and attached hereto (collectively, the "Nanston Shareholder Schedules").

     5.1 Stock Ownership and Authority. Each Nanston Shareholder owns beneficially and of record all of the Nanston Shares disclosed as being owned by him in Exhibit A attached to this Agreement. Each Nanston Shareholder has the full and unrestricted right, power and capacity to transfer and deliver the Nanston Shares owned by him and to execute this Agreement and consummate the transactions contemplated by this Agreement. No agreement restricts the transfer of any of such Nanston Shares, requires any consent or approval prior to any such transfer. This Agreement has been duly executed and delivered by such Nanston Shareholder and constitutes the legal, valid and binding obligation of such Nanston Shareholder, enforceable against such Nanston Shareholder in accordance with its terms.

     5.2  Consents and Approvals.  Except for the consents described in
Schedule 5.2, the execution and delivery of this Agreement by such Nanston Shareholder do not require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority.

     5.3 Brokers, Finders. The transactions contemplated by this Agreement were not submitted to such Nanston Shareholder by any broker or other person, and none of the actions of such Nanston Shareholder has given rise to any valid claim by any person for a commission, finder's fee or like payment against any of the Parties.

     5.4  No Conflict or Default.  Except for the consents described in
Schedule 5.4, neither the execution and delivery of this Agreement by such Nanston Shareholder, nor compliance by such Nanston Shareholder with the terms and provisions of this Agreement, will (to the best knowledge of such Nanston Shareholder) violate in any manner any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of any agreement, deed, contract, undertaking, mortgage, indenture, writ, order, decree, restriction, legal obligation or instrument to which such Nanston Shareholder or any of his assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any Lien with respect to any properties or assets of such Nanston Shareholder, or give to other any interest or rights, including rights or termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of such Nanston Shareholder.

     5.5 Investment Intent. Such Nanston Shareholder and N. Bell: (a) has received, prior to the Effective Time, copies of the documents identified in the attached Exhibit C; (b) is either (i) an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act, or (ii) by reason of his business and financial experience, and the business and financial experience of those persons advising him with respect to his investment in the DentalCo Shares, he, together with such advisors, has such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of his prospective investment in the DentalCo Shares; (c) to his satisfaction, has been provided the opportunity to ask questions and receive answers from DentalCo concerning the terms and conditions of the DentalCo Shares to be received in the Merger, has had all such questions answered, and has been supplied all additional information deemed necessary by him to verify the accuracy of all information provided; (d) is acquiring the DentalCo Shares to be acquired by him for his own account for investment purposes only and without any view towards resale or other distribution; (e) except for the representations and warranties of DentalCo expressly set forth in

Article III hereof, no representations or warranties have been made to him by or on behalf of DentalCo in connection with this transaction, and in making his investment in the DentalCo Shares, he is relying on the representations and warranties of DentalCo set forth in Article III hereof and on the results of his own independent investigation; (f) can bear the economic risks of his investment in the DentalCo Shares, can afford a complete loss of such investment, and is not relying upon any representation or warranty made by DentalCo, or any officer, director, shareholder, employee, agent, or representative of DentalCo regarding the value of the DentalCo Shares; (g) understands that the issuance of the DentalCo Shares as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the DentalCo Shares are not and will not (except as provided in the Registration Rights Agreement to be attached hereto as Exhibit K and to be reasonably satisfactory to the Parties (the "Registration Rights Agreement")) be registered under the Securities Act, the Securities Exchange Act of 1934, as amended, or any state securities laws, and that there will be no public market for the DentalCo Shares; (h) understands that the DentalCo Shares will be subject to additional restrictions on transfer pursuant to the Shareholders' Agreement to be attached as Exhibit D hereto and to be reasonably satisfactory to the Parties; (i) agrees that any certificates evidencing the DentalCo Shares acquired by him shall contain a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and may not be sold without registration as required by the Securities Act and applicable state securities laws or exemptions therefrom, and in the case of such an exemption, requiring delivery to DentalCo of a legal opinion of or satisfactory to its legal counsel that such exemption is applicable, and (j) agrees that DentalCo can issue stop transfer instructions to its transfer agent prohibiting transfer of the DentalCo Shares to be acquired by him, except in compliance with the provisions of the Securities Act, applicable state securities laws, this Agreement, and the Shareholders' Agreement.

     5.6 Complete Disclosure. To the best knowledge of the Nanston Shareholders, no representation or warranty of the Nanston Shareholders in this Agreement or in the Nanston Shareholder Schedules contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                                      ARTICLE VI
                                COVENANTS OF THE PARTIES

     6.1 Mutual Covenants.

          (a) General. Each Party shall use its reasonable best efforts to take all actions and do all things necessary, proper or advisable (and consistent with the other terms and provisions of this Agreement) to consummate the Merger and the other transactions contemplated by this Agreement, including without limitation using all reasonable efforts to cause the conditions set forth in Article VI of this Agreement for which such Party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any other Party may reasonably request that are not inconsistent with the other terms and provisions of this Agreement.

          (b) Governmental Matters. Each Party shall use all reasonable efforts to take any action that may be necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain.

          (c) Registration Rights. At the Closing, the Nanston Shareholders shall have registration rights in accordance with the terms of the Registration Rights Agreement.

          (d) Securities Law Compliance. DentalCo shall have the right to revise and update the attached Exhibit C and the disclosure documents described in that Exhibit prior to the Closing in such manner as DentalCo deems necessary to comply with any federal or state securities laws, but no such revision to or updating of the attached Exhibit C or the disclosure documents described in Exhibit C shall constitute a modification of any of the representations and warranties made by DentalCo in this Agreement or affect the condition set forth in Section 7.2(a) hereof.

     6.2 Covenants of Nanston, the Johnston Family, and N. Bell. Nanston and the Johnston Family jointly and severally agree as provided below with respect to Nanston, the Companies and Nanston Dental, and N. Bell, severally and not jointly with Nanston and the Johnston Family agrees as provided below with respect to Bell, that:

          (a) Delivery of Nanston Interim Statements. The Nanston Interim Statements shall be delivered to DentalCo as soon as is reasonable practicable.

          (b) Conduct of Business. Except as otherwise expressly contemplated by this Agreement, from the date of this Agreement until the Effective Time (the "Pre-Merger Period"): Nanston and the Johnston Family shall
     (i) cause the businesses of the Companies and the Providers to be operated in (A) the ordinary course, consistent with past practice, (B) a manner that is not contrary to or in breach of any of the provisions of this Agreement, and (C) a manner which will not cause any of the representations and warranties contained in this Agreement made by the Companies, the Providers, or the Johnston Family to be or become untrue in any material respect (or, with respect to any representations or warranties already qualified as to materiality, to become untrue in any respect); (ii) use all reasonable efforts to preserve the Companies' and the Providers' business organizations intact, keep available to the Companies and the Providers and DentalCo the present service of the Companies' and the Providers' employees, and preserve for the Companies and the Providers and DentalCo the goodwill and all agreements with the Providers and others with whom business relationships exist, and (iii) use all reasonable efforts to ensure that none of the Companies, the Providers, nor the Johnston
     Family will engage in any action with the intent to adversely impact the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, during the Pre-Merger Period, except as otherwise expressly contemplated by this Agreement or with the prior written consent of DentalCo, the Companies and the Johnston Family shall use all reasonable efforts to ensure that neither of the Companies nor the Providers, nor any of their subsidiaries, shall:

               (I) Adopt or propose any change in its or any of its subsidiaries articles or certificate of incorporation or bylaws; adjust, split, combine, or reclassify any of its or any of its subsidiaries' capital stock (or any other equity interest); or make any other changes in its or any of its subsidiaries' authorized or issued capital stock;

               (II) Redeem, purchase, or otherwise acquire any shares of its or any of its subsidiaries' capital stock (or any other equity interest) or agree, offer or propose to redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock (or any other equity interest); grant any person or entity any right to acquire any shares of its or any of its subsidiaries' capital stock (or any other equity interest); issue, deliver, dispose of, sell, or agree, offer or propose to issue, deliver, dispose of, or sell, any additional shares of its or any of its subsidiaries capital stock (or any other equity interest) or any other securities, or enter into any agreement or arrangement with respect to the sale or voting of its or any of its subsidiaries' capital stock;

               (III) Acquire or agree to acquire (by merger, consolidation, acquisition of stock or assets or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or, except in the ordinary course of business, make or agree to make any investment (by purchase of stock, contribution to capital, property transfer or purchase of property or otherwise) in any other person or entity;

               (IV) Sell, lease, license, pledge, encumber, or otherwise dispose of any assets or property other than in the ordinary course of business consistent with past practices;

               (V) Incur, create, assume, guarantee or otherwise become liable for any indebtedness other than indebtedness incurred in the ordinary course of business consistent with past practices, provided, however, that without the consent of DentalCo, the total amount of the foregoing may not exceed $25,000;

               (VI) Other than in the ordinary course of business consistent with past practices, enter into or modify any employment, severance, termination, or similar agreement or arrangement with, or grant any bonuses, compensation increases, severance or termination pay to, any past or present officer, director, consultant, or employee;

               (VII)  Adopt, amend or terminate any employee
          benefit plan, except in accordance with Section 4.17, above, or increase, amend, or terminate any benefits to past or present officers, directors, consultants, or employees, including but not limited to the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment or acceleration of vesting of any existing stock options, stock appreciation rights, performance awards or restricted stock awards;

               (VIII)  Modify, amend or terminate or waive,
          release or assign any material right under any of the contracts listed or required to be listed in Schedule 4.18 except in the ordinary course of business consistent with past practices;

               (IX) Settle, pay, discharge or satisfy any claims, litigation, or actions, whether now pending, threatened or hereafter made or brought, unless in the ordinary course of business consistent with past practice and as does not and could not reasonably be expected have a Nanston Material Adverse Effect;

               (X) Engage in any transaction, or enter into any material agreement, contract, lease, or other arrangement or understanding, with any Affiliate of either Company or Provider, except for any transactions agreed to in writing by DentalCo;

               (XI) Except in the ordinary course of business, make or commit to make any capital expenditure in an amount which, when added to the aggregate amount of all other capital expenditures made or committed to be made after the date hereof, exceeds $25,000, except if approved by DentalCo;

               (XII)  Except as required by GAAP or Applicable
          Law, make or commit to make any material changes in accounting procedures;

                     (XIII)    Take or agree to take any action that
           (i) would result in any of its representations and warranties contained in this Agreement that are qualified as to materiality becoming untrue, (ii) would result in any of such representations and warranties that are not so qualified becoming untrue in any material respect or
           (iii) to its best knowledge, could reasonably be expected to have a Nanston Material Adverse Effect; or

                     (XIV)     Agree or commit to do any of the
           foregoing.

                (c) Access to Records and Other Due Diligence. During the Pre- Merger Period, each of the Companies shall: (i) make or cause to be made available to DentalCo and its representatives, attorneys, accountants and agents, for examination, inspection, and review, the assets and property of the Companies and all books, contracts, agreements, commitments, records and documents of every kind relating to the Companies' respective businesses, and shall permit DentalCo and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times, including without limitation access to all tax returns filed and in preparation and all audit and other work papers of Smith & Radigan, Certified Public Accountants and all reports to management, attorney, and related responses; and (ii) permit representatives of DentalCo to interview suppliers, customers, and personnel of the Companies subject to coordinating with Nanston's President.

                (d) Disclosures. After the date of this Agreement, none of the Companies, the Johnston Family, the other Nanston Shareholders, or
      N. Bell shall: (i) disclose to any person, association, firm, corporation or other entity (other than DentalCo or those designated in writing by DentalCo) in any manner, directly or indirectly, any proprietary information or data relevant to the business of either Company or either of the Providers, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than DentalCo or those designated in writing by DentalCo) to use, in any manner, directly or indirectly, any such information or data, excepting only (A) use of such data or information as is at the time generally known to the public and which did not become generally known through any breach of any provision of this section by either Company or either of the Providers or any Nanston Shareholder, (B) disclosure of information to employees of either Company or either of the Providers who need to know such information and use of such information by employees of either Company or either of the Providers who need to use such information, in each use only to the extent necessary for the benefit of the Companies or the Providers or DentalCo and (C) disclosures required under existing agreements disclosed to DentalCo. The obligations of the Nanston Shareholders (other than the members of the Johnston Family) under this Section

      6.2(d) are several and not joint. To the extent that this Agreement is terminated, the provisions of this subsection (e) shall terminate on the second anniversary of the date of this Agreement.

                (e) Inter-Company Indebtedness. During the Pre-Merger Period, neither Company, nor the Johnston Family, the other Nanston Shareholders, nor N. Bell, as applicable, shall cause or permit either Company or the Providers to, make any advances, loans, or extensions of credit to any Affiliate of either Company or the Providers, or otherwise increase the Nanston Related Party Receivables owed to either Company or the Providers by any Affiliate of such Company or the Providers, exception in the ordinary course of business consistent with past practices.

                (f) Dividends and Distributions. During the Pre-Merger Period, the Companies shall not and the Companies and the Johnston Family, the other Nanston Shareholders, and N. Bell shall use all reasonable efforts to ensure that neither of the Providers, nor any of their subsidiaries, will, declare, set aside or pay any dividend or any distribution (in cash or in kind) on their capital stock (or any other equity interest).

                (g) Shareholders' Agreements. At the Closing, the Nanston Shareholders shall execute a Shareholder's Agreement in the form to be attached hereto as Exhibit D and to be reasonably satisfactory to the Parties.

                (h) Notices of Certain Events. The Companies, the Johnston Family, each other Nanston Shareholder, and N. Bell shall promptly notify DentalCo of any of the following matters of which it, he, or she has actual knowledge:

                     (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

                     (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                     (iii) Any actions, suits, claims,
           investigations or proceedings commenced or threatened which, if in existence on the date of this Agreement would have been required to have been disclosed pursuant to Section
           4.16 or which relates to the consummation of the transactions contemplated by this Agreement; and

                     (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any of their representations or warranties incorrect in any material respect or may result in a Nanston Material Adverse Effect.

                (i) Repurchase of ESOP Shares. Nanston shall repurchase the ESOP Shares for cash in the amount not to exceed Two Million Nine Hundred Four Thousand Four Hundred Three Dollars and Sixty-Five Cents ($2,904,403.65) in the aggregate (the "ESOP Amount") not later than one day prior to the Closing with proceeds from the ESOP Loan (as defined in Section 6.3(i) hereof).

      6.3  Covenants of DentalCo. DentalCo agrees that:

                (a) Dr. Johnston's Guaranties. DentalCo will exercise reasonable efforts to cause the release of Dr. Johnston as of the Closing from the personal guaranties delivered by Dr. Johnston on behalf of Nanston described in Schedule 6.3(a) (collectively, the "Guaranties") or, if such releases are not obtained, provide such assurances of indemnification as may be reasonably acceptable to Dr. Johnston.

                (b) Delivery of DentalCo Interim Statements. DentalCo shall cause the DentalCo Interim Statements to be delivered to Nanston as soon as is reasonable practicable.

                (c) Conduct of Business. Except as otherwise expressly contemplated by this Agreement, during the Pre-Merger Period, DentalCo shall (i) cause its business to be operated in (A) the ordinary course, consistent with past practice, (B) a manner that is not contrary to or in breach of any of the provisions of this Agreement, and (C) a manner which will not cause any of the representations and warranties contained in this Agreement made by DentalCo to be or become untrue in any material respect (or, with respect to any representations or warranties already qualified as to materiality, to become untrue in any respect); (ii) use all reasonable efforts to preserve its business organization intact, keep available to it the present service of its employees, and preserve for it the goodwill of its business, and (iii) use all reasonable efforts to ensure that it will not engage in any action with the intent to adversely impact the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, during the Pre-Merger Period, except as otherwise expressly contemplated by this Agreement or with the prior written consent of Nanston and the Johnston Family, neither DentalCo nor any of its subsidiaries shall:

                     (I) Adopt or propose any change in its or any of its subsidiaries' articles or certificate of incorporation or bylaws; adjust, split, combine, or reclassify any of its or any of its subsidiaries' capital stock (or any other equity interest); or make any other changes in its or any of its subsidiaries' authorized or issued capital stock;

                     (II) Redeem, purchase, or otherwise acquire any shares of its or any of its subsidiaries' capital stock (or any other equity interest) or agree, offer or propose to redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock (or any other equity interest); grant any person or entity any right to acquire any shares of its or any of its subsidiaries' capital stock; issue, deliver, dispose of, sell, or agree, offer or propose to issue, deliver, dispose of, or sell, any additional shares of its or any of its subsidiaries capital stock (or any other equity interest) or any other securities, or enter into any agreement or arrangement with respect to the sale or voting of its or any of its subsidiaries' of capital stock;

                     (III) Acquire or agree to acquire (by merger, consolidation, acquisition of stock or assets or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or, except in the ordinary course of business, make or agree to make any investment (by purchase of stock, contribution to capital, property transfer or purchase of property or otherwise) in any other person or entity;

                     (IV) Sell, lease, license, pledge, encumber, or otherwise dispose of any assets or property other than in the ordinary course of business consistent with past practices;

                     (V) Incur, create, assume, guarantee or otherwise become liable for any indebtedness other than indebtedness incurred in the ordinary course of business consistent with past practices or in connection with acquisitions disclosed by DentalCo to Nanston;

                     (VI) Other than in the ordinary course of business consistent with past practices, enter into or modify any employment, severance, termination, or similar agreement or arrangement with, or grant any bonuses, compensation increases, severance or termination pay to, any past or present officer, director, consultant, or employee;

                     (VII) Adopt, amend or terminate any employee benefit plan, except in accordance with 3.17, above, or increase, amend, or terminate any benefits to past or present officers, directors, consultants, or employees, including but not limited to the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment or acceleration of vesting of any existing stock options, stock appreciation rights, performance awards or restricted stock awards;

                     (VIII) Modify, amend in any material way or terminate or waive, release or assign any material right under any of the contracts listed or required to be listed in Schedule 3.18 except in the ordinary course of business consistent with past practices;

                     (IX) Settle, pay, discharge or satisfy any claims, litigation, or actions, whether now pending, threatened or hereafter made or brought, unless in the ordinary course of business consistent with past practice and as does not and could not reasonably be expected have a DentalCo Material Adverse Effect;

                     (X) Engage in any transaction, or enter into any material agreement, contract, lease, or other arrangement or understanding, with any of their Affiliates, except for any transactions agreed to in writing by Nanston; or

                     (XI) Except in the ordinary course of business or in connection with acquisitions disclosed to Nanston, make or commit to make any capital expenditure in an amount which, when added to the aggregate amount of all other capital expenditures made or committed to be made after the date hereof, exceeds $100,000;

                     (XII) Except as required by GAAP or Applicable Law, make or commit to make any material changes in accounting procedures;

                     (XIII) Take or agree to take any action that
           (i) would result in any of its representations and warranties contained in this Agreement that are qualified as to materiality becoming untrue, (ii) would result in any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) to its best knowledge, could reasonably be expected to have a DentalCo Material Adverse Effect; or

                     (XIV) Agree or commit to do any of the
           foregoing.

                (d) Access to Records and Other Due Diligence. During the Pre-Merger Period, DentalCo shall: (i) make or cause to be made available to Nanston and its representatives, attorneys, accountants and agents, for examination, inspection, and review, the assets and property of DentalCo and all books, contracts, agreements, commitments, records and documents of every kind relating to

      DentalCo's businesses, and shall permit Nanston and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times, including without limitation access to all tax returns filed and in preparation and all audit and other work papers of KPMG Peat Marwick, Certified Public Accountants and all reports to management, attorneys and related responses; and (ii) permit representatives of Nanston to interview suppliers, customers, and personnel of DentalCo subject to coordination with DentalCo's Chief Executive Officer or President.

                (e) Disclosures. After the date of this Agreement, DentalCo shall not: (i) disclose to any person, association, firm, corporation or other entity (other than Nanston or those designated in writing by Nanston) in any manner, directly or indirectly, any proprietary information or data relevant to the business of DentalCo, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than Nanston or those designated in writing by Nanston) to use, in any manner, directly or indirectly, any such information or data, excepting only (A) use of such data or information as is at the time generally known to the public and which did not become generally known through any breach of any provision of this section by DentalCo, (B) disclosure of information to employees of DentalCo who need to know such information and use of such information by employees of either Company who need to use such information, in each case only to the extent necessary for the benefit of DentalCo and (C) disclosures required under existing agreements. To the extent that this Agreement is terminated, the provisions of this subsection (e) shall terminate on the second anniversary of the date of this Agreement.

                (f) Inter-Company Indebtedness. During the Pre-Merger Period, DentalCo shall not make any advances, loans, or extensions of credit to any Affiliate of DentalCo, or otherwise increase the DentalCo Related Party Receivables owed to DentalCo by any Affiliate, except in the ordinary course of business consistent with past practices.

                (g) Dividends and Distributions. During the Pre-Merger Period, DentalCo and its subsidiaries shall not declare, set aside or pay any dividend or any distribution (in cash or in kind) on their capital stock (or any other equity interest).

                (h) Notices of Certain Events. DentalCo shall promptly notify Nanston of any of the following matters of which it has actual knowledge:

                     (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

                     (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                     (iii) Any actions, suits, claims,
           investigations or proceedings commenced or threatened which, if in existence on the date of this Agreement would have been required to have been disclosed pursuant to 3.17 or which relates to the consummation of the transactions contemplated by this Agreement; and

                     (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of DentalCo incorrect in any material respect or may result in a DentalCo Material Adverse Effect.

                (i) ESOP Loan. DentalCo shall loan to Nanston (the "ESOP Loan") funds equal to the ESOP Amount pursuant to a loan agreement in form and substance reasonably satisfactory to Nanston and DentalCo, the proceeds of which shall be used solely to effect the redemption of the ESOP Shares by Nanston not later than one day prior to the Closing Date. The ESOP Loan shall bear interest at the Prime Rate of interest as provided in the Wall Street Journal under "Money Rates", shall be for a term not to exceed fifteen years, and the repayment of the ESOP Loan shall be guaranteed by Dr. Johnston, individually, such guarantee to be secured by a pledge of his Nanston Shares pursuant to agreements reasonably satisfactory to him and DentalCo; provided, however, that at the Effective Time, such guaranties and all pledges in connection therewith shall be released, and the ESOP Loan shall become, by operation and law and pursuant to the Merger, the obligation of the Surviving Corporation.

                                     ARTICLE VII
                                      CONDITIONS

               7.1 Mutual Conditions. The obligations of the Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by both Nanston and DentalCo:

                (a) Legal Prohibition. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger or the other transactions contemplated by this Agreement having been issued and remaining in effect, and no statute, rule or regulation having been enacted by any state or federal government or governmental agency, which would prevent the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that each of the Parties shall have used reasonable efforts to prevent the entry of any such injunction or other order or decree and to appeal as promptly as possible any injunction or other order or decree that may be entered.

                (b) Management Services Agreements. Nanston and NC shall have entered into new long-term management services agreements with the Providers, containing terms and conditions which are in compliance with Applicable Law and are substantially in the form to be attached hereto as Exhibit M and to be reasonably satisfactory to the Parties.

                (c) Provider Stock Restriction Agreements. The shareholders of the Providers shall have entered into Stock Restriction Agreements with DentalCo containing terms and conditions which are in compliance with applicable law and satisfactory to DentalCo and Nanston.

                (d) CIGNA. All existing agreements among Cigna Dental Health, Nanston, NC, and Bell concerning NC's business operations in North Carolina shall have been approved by DentalCo, and N. Bell, if requested by DentalCo or Nanston, shall have cooperated with DentalCo and Nanston to transfer the Bell provider agreements (and any agreements with N. Bell's other P.A. or P.C.) with Cigna Dental Health to Nanston (as successor by name change to Subcorp) pursuant to an assignment agreement reasonably acceptable to DentalCo, Nanston and N. Bell.

                (e) IPO Delay. DentalCo and the Nanston Shareholders shall have entered into a Redemption Agreement substantially in the form to be attached to this Agreement as Exhibit E and to be reasonably satisfactory to the Parties, providing for the redemption, in the sole discretion of the Nanston Shareholders, of their DentalCo Shares if DentalCo has not closed an initial public offering of its capital stock within four (4) calendar years and sixty days after the Effective Time.

                (f) Third Party Consents and Governmental Approvals. DentalCo shall have received the third party consents and governmental approvals relating to this Agreement and the transactions contemplated by this Agreement listed on Schedule 7.1 and such consents and approvals shall be in effect as of the Closing Date.

                (g) Board and Nanston Shareholder Approval. The Merger and the transactions contemplated by this Agreement shall have been approved by Nanston's Board of Directors and Shareholders as required under Georgia Corporation Law.

               7.2 Conditions to Obligations of Nanston and the Nanston Shareholders. The obligations of Nanston and the Nanston Shareholders to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by Nanston and the Nanston Shareholders in writing:

                (a) Representations and Warranties. The representations and warranties of DentalCo and Subcorp set forth in Article III of this Agreement shall be true and correct in all material respects (except that they shall be true and correct in all respects to the extent they are already qualified as to materiality) as of the date of the this Agreement and as of the Effective Time as though made at and as of the Effective Time.

                (b) Performance of Agreement. Each of DentalCo and Subcorp shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Effective Time.

                (c) Certificate. Each of DentalCo and Subcorp shall have furnished Nanston and the Nanston Shareholders with a certificate dated the Closing Date signed by its president to the effect that the conditions set forth in Section 7.2(a) and (b) have been satisfied.

                (d) Opinion of Counsel. The Nanston Shareholders shall have received the legal opinion, dated the Closing Date, of Piper & Marbury L.L.P., counsel to DentalCo, in substantially the form to be attached to this Agreement as Exhibit F and to be reasonably satisfactory to the Parties.

                (e) Release of the Guaranties. At or prior to the Closing, DentalCo shall have caused the release of Dr. Johnston from all of his obligations under the Guaranties or provided such assurances of indemnification as may be reasonably acceptable to Dr. Johnston.

                (f) ESOP Valuation. The independent fiduciary of the ESOP shall have delivered to Nanston a written opinion to the effect that the transactions contemplated by this Agreement, including the price being paid by Nanston for the ESOP Shares pursuant to Section 6.2(i), are fair to the ESOP, which opinion is being obtained in connection with this Agreement; Nanston shall promptly deliver to DentalCo copies of all valuations, fairness opinions and other material reports or documents prepared in connection with such assessment and valuation.

                (g) DentalCo and Subcorp shall have executed and delivered the agreements referred to in Sections 7.3(g) and (h).

                (h) No change having occurred in DentalCo's or Subcorp's financial condition, operations, assets or business that results in, or may reasonably be expected to have, a DentalCo Material Adverse Effect.

                (i) Nanston Shareholders shall have received commitments and assurances from DentalCo substantially in the form to be attached hereto as Exhibit L and to be reasonably satisfactory to the Parties obligating DentalCo, in the event it closes an initial public offering of it capital stock and the average trading price ("Average Price") for its stock during the first ten (10) trading days after the offering shall be less than $11.50 per share, to pay additional Merger Consideration to the Nanston Shareholders equal to the product of (i) 2,000,000 times
      (ii) the difference between $11.50 and the greater of (x) the Average Price or (y) $10.00. If such additional consideration is payable, DentalCo shall, at its sole discretion, have the option to deliver to the Nanston Shareholders either (a) cash equal to the amount of such additional consideration, or (b) such number of additional shares of its common stock as shall equal the additional Merger Consideration divided by the Average Price, such shares to be registrable securities as provided in the Registration Rights Agreement.

                (j) Due Diligence. Nanston shall have favorably completed its due diligence review of DentalCo on or prior to January 14, 1996. To date, neither Nanston or the Nanston Shareholders have discovered anything in their due diligence review of DentalCo that would cause them not to proceed to Closing in accordance with the terms of this Agreement.

               7.3 Conditions to Obligations of DentalCo and Subcorp. The obligations of DentalCo and Subcorp to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by DentalCo in writing:

                (a) Representations and Warranties. The representations and warranties set forth in Article IV of this Agreement and the representations and warranties of set forth in Article V of this Agreement shall be true and correct in all material respects (except that they shall be true and correct in all respects to the extent they are already qualified as to materiality) as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time.

                (b) Performance of Agreement. The Companies, the Johnston Family, the other Nanston Shareholders, and N. Bell shall have performed and observed in all material respects (except that they shall be true and correct in all respects to the extent they are already qualified as to materiality) all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Effective Time.

                (c) Certificate. The Companies, the Johnston Family, the other Nanston Shareholders, and N. Bell shall have furnished DentalCo and Subcorp with a certificate dated the Closing Date signed by all of such parties to the effect that the conditions set forth in Section 7.3(a) and (b) (as they apply to the respective signatory) have been satisfied.

                (d) Opinion of Counsel. DentalCo shall have received the legal opinion, dated the Closing Date, of Thomas S. Fisher, P.C., counsel to Nanston and the Nanston Shareholders, in the form to be attached to this Agreement as Exhibit G and to be reasonably satisfactory to the Parties.

                (e) Existing Employment and Deferred Compensation Agreements. At or prior to the Closing, Nanston shall have terminated all employment agreements or arrangements (including without limitation all disability and deferred compensation arrangements) between Nanston and NC and Dr. Johnston, and any of Messrs. C.D. Johnston, S.C. Johnston, R.L. Johnston, Andrews, and Anderson and Ms. Dreyer.

                (f) Employment and Noncompetition Agreement with DentalCo. Dr. Johnston shall have entered into an employment and noncompetition agreement substantially in the form to be attached to this Agreement as Exhibit H and to be reasonably satisfactory to the Parties.

                (g) Employment and Noncompetition Agreements. Each of Messrs. C.D. Johnston, S.C. Johnston, R.L. Johnston, Andrews and Anderson and Ms. Dreyer shall have entered into employment and noncompetition agreements substantially in the form to be attached to this Agreement as Exhibit I and to be reasonably satisfactory to the Parties.

                (h) Shareholders' Agreements. Each Nanston Shareholder shall have executed and delivered and thereby became parties to the Shareholders' Agreement to be attached hereto as Exhibit D and to be reasonably satisfactory to the Parties.

                (i) Termination of Options. Prior to the Closing, all outstanding options, warrants, or other rights to acquire any capital stock of either Company which have not been exercised prior to the execution of this Agreement shall have been terminated.

                (j) Protech Spin-Off. Nanston's subsidiary, Protech Dental Services, Inc., a Georgia corporation, shall have been disposed of by Nanston.

                (k) ESOP. Not later than one day prior to the Closing, the ESOP Shares shall have been repurchased by Nanston for cash in an amount not to exceed the ESOP Amount.

                (l) Books and Records. Nanston shall have delivered to DentalCo all books and corporate records of each Company, including, without limitation, the stock books and ledgers, the corporate seal, minute books, books of account, bank account lists and tax returns and records.

                (m) No Changes. No change shall have occurred in either of the Companies' or the Providers' financial condition, operations, assets or business that results in, or may reasonably be expected to have a Nanston Material Adverse Effect.

                (n) Due Diligence. DentalCo shall have favorably completed its due diligence review of the Companies and the Providers on or prior to January 14, 1996. To date, DentalCo has discovered nothing in its due diligence review of the Companies and the Providers that would cause it not to proceed to Closing in accordance with the terms of this Agreement.

                (o) NationsCredit Approval. On or prior to the time that DentalCo is required to make the ESOP Loan, NationsCredit shall have favorably completed its due diligence review of the transactions contemplated by this Agreement.

                (p) Termination of Options. At or prior to the Effective Time, all options or other rights of persons or entities to acquire (i) Nanston Shares (except for Subcorp pursuant to the terms of this Agreement), or (ii) shares of NC, shall have been exercised or terminated (in the case of Nanston Shares) and shall have expired without the exercise thereof (in the case of NC).

                                     ARTICLE VIII
                              TERMINATION AND AMENDMENT

          8.1 Termination by Nanston and the Nanston Shareholders. Except to the extent the Party seeking to terminate is itself in default of a material provision of this Agreement, this Agreement may be terminated and canceled at any time prior to the Effective Time by Nanston and the Nanston
Shareholders: (i) if (A) any of the representations or warranties of DentalCo or Subcorp contained in this Agreement or the DentalCo Schedules, if any, shall prove to be inaccurate in any material respect (except that they shall be true and correct in all respects to the extent they are already qualified as to materiality), or any obligation or condition to be performed or observed by DentalCo or Subcorp under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by DentalCo and Subcorp of written notice of such occurrence from Nanston and the Nanston Shareholders or has not been waived in writing; (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Merger or any other transaction contemplated by this Agreement shall have become final and non-appealable; or (iii) if the Closing has not occurred on or before January 15, 1997.

               8.2 Termination by DentalCo. Except to the extent the Party seeking to terminate is itself in default of a material provision of this Agreement, this Agreement may be terminated and canceled at any time prior to the Effective Time by DentalCo: (i) if (A) any of the representations or warranties contained in Article IV or Article V of this Agreement or the Schedules thereto shall prove to be inaccurate in any material respect (except that they shall be true and correct in all respects to the extent they are already qualified as to materiality), or any obligation or condition to be performed or observed by either of the Companies, the Johnston Family, the other Nanston Shareholders, or N. Bell under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by Nanston of written notice of such occurrence from DentalCo or Subcorp and has not been waived in writing; (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Merger or any other transaction contemplated by this Agreement shall have become final and non-appealable; or (iii) if the Closing has not occurred on or before January 15, 1997.

               8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

               8.4 Extension; Waiver. At any time prior to the Effective Time, DentalCo (with respect to the Companies, the Johnston Family and the other Nanston Shareholders) and Nanston (with respect to DentalCo and Subcorp) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other Party; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party.

                                      ARTICLE IX
                                   INDEMNIFICATION

          9.1  Survival of Representations, Warranties and Agreements.

                (a) Subject to the limitations set forth in Section 9.3, below, and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of DentalCo or Subcorp, all representations, warranties, covenants and agreements of the Companies, the Johnston Family, the other Nanston Shareholders, or N. Bell in this Agreement shall survive the execution, delivery and performance of this Agreement. All such representations and warranties shall be deemed to have been made again at and as of the Effective Time.

                (b) Subject to the limitations set forth in Section 9.3 below, and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Nanston or the Nanston Shareholder, all representations, warranties, covenants, and agreements of DentalCo or Subcorp in this Agreement shall survive the execution, delivery, and performance of this Agreement. All such representations and warranties shall be deemed to have been made again by DentalCo and Subcorp at and as of the Effective Time.

                (c) As used in this Article IX, any reference to a representation, warranty, covenant, or agreement contained in any section of this Agreement shall include the Schedule relating to such section.

      9.2  Indemnification.

                (a) Subject to the limitations set forth in Section 9.3, below, the Companies and the Johnston Family, jointly and severally, and
      N. Bell, severally but not jointly with the Johnston Family, on the one hand, and DentalCo, on the other hand, shall indemnify and hold harmless the other party and, in its discretion the other party's shareholders, officers, directors, affiliates, and agents from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by said party, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by such other party in this Agreement;

                (b) Each Nanston Shareholder severally and not jointly, shall indemnify and hold harmless DentalCo from and against any and all Damages asserted against, resulting to, imposed upon, or incurred suffered by DentalCo, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by that Nanston Shareholder in this Agreement.

                (c) DentalCo shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in Section 9.2(a), above, if the same shall be suffered by any parent, subsidiary or affiliate (including Subcorp) of DentalCo, including without limitation Nanston after the Effective Time.

          9.3 Limitation on Indemnification. Rights to indemnification under this Article IX are subject to the following limitations:

                (a) Neither party shall be entitled to indemnification hereunder with respect to a claim under Section 9.2(a) or (b) (the ("Indemnifiable Claim") arising out of a breach of a representation or warranty (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds $10,000, and then only for the excess; provided however, that the foregoing limitation will not apply to a Indemnifiable Claim or Claims arising under the representations and warranties set forth in Sections 3.10, 3.16, 4.9 and 4.17 of this Agreement.

                (b) The obligation of indemnity with respect to the representations and warranties set forth in Sections 3.10, 3.16, 4.9 and
      4.17 of this Agreement shall terminate on the expiration of the respective periods of limitations applicable to assessment and collection of taxes or ERISA liabilities under laws then applicable to such taxes or ERISA liabilities, as the case may be.

                (c) The obligation of indemnity with respect to the representations and warranties set forth in Article III and IV of this Agreement other than those addressed in the immediately preceding subsection (b), shall terminate on the date which is the earlier of 90 days after the second anniversary of the Effective Time or (ii) the closing of DentalCo's initial public offering of its capital stock.

                (d) The foregoing provisions of this Section 9.3 notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given reasonably and in good faith by one party to the other party, or a suit or action based upon a claimed breach is commenced against any such other party, then such claiming party shall not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or from recovering from such other party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

      9.4  Procedure for Indemnification with Respect to Third Party Claims.

                (a) If a party (hereinafter "Claiming Party") desires to seek indemnification under this Article IX with respect to Indemnification Claims resulting from the assertion of liability by third parties, it shall give notice to the other party against whom indemnification is sought (hereinafter "Indemnifying Party," whether one or more) within a reasonable period of time of Claiming Party becoming aware of any such Indemnifiable Claim, which notice shall set forth such material information with respect to such Indemnifiable Claim as is then reasonably available to the Claiming Party. The Indemnifying Party shall be entitled, if it so elects by written notice delivered to Claiming Party within a reasonable period of time (not to exceed 15 days in any event) after receiving Claiming Party notice (the "Response Period"), to assume the defense of such asserted liability with counsel reasonably satisfactory to Claiming Party. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the Parties shall make available to each other all relevant information in their possession which is material to any such assertion.

                (b) In the event that the Indemnifying Party fails to assume the defense of Claiming Party against any such Indemnifiable Claim, within the Response Period, Claiming Party shall have the right to defend, compromise or settle such Indemnifiable Claim.

                (c) Notwithstanding anything in this Section 9.4 to the contrary, (i) if there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect Claiming Party, its subsidiaries or affiliates, including without limitation Subcorp after the Effective Time, other than as a result of money damages or other money payments, then Claiming Party shall have the right to defend, compromise or settle such Indemnifiable Claim; and (ii) the Indemnifying Party shall not, without Claiming Party prior written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect of any Indemnifiable Claim unless such settlement, compromise or consent includes as an unconditional term the giving by the claimant or the plaintiff to Claiming Party (and its subsidiaries and affiliates including without limitation Subcorp after the Effective Time) a release from all liability in respect of such Indemnification Claim.

          9.5 Procedure For Indemnification with Respect to Non-Third Party Claims. In the event that Claiming Party asserts the existence of an Indemnifiable Claim giving rise to Damages (but excluding Indemnifiable Claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the Indemnifiable Claim asserted. If the Indemnifying Party, within 45 days after the receipt of such notice by Claiming Party, has not given written notice to Claiming Party announcing its intent to contest such assertion by Claiming Party, such assertion shall be deemed accepted and the amount of the Indemnifiable Claim shall be deemed a valid Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of an Indemnifiable Claim by giving such written notice to Claiming Party within such 45 day period, then if the Parties, acting in good faith, cannot reach agreement with respect to such Indemnifiable Claim within 10 days after such notice, the contested assertion of the claim shall be referred to arbitration in Charlotte, North Carolina in accordance with the then current rules of the American Arbitration Association. The determination made in accordance with such rules shall be delivered in writing to the Parties and shall be final and binding and conclusive on the Parties and the amount of the Indemnifiable Claim, if any, determined to exist shall be a valid Indemnifiable Claim. Each party shall pay its own legal, accounting and other fees in connection with such a contest; provided that if the contested claim is referred to and ultimately determined by arbitration, the legal, auditing and other fees of the prevailing Party and the fees and expenses of any arbitrator shall be borne by the non-prevailing Party.

                                      ARTICLE X
                                    MISCELLANEOUS

    10.1 Attorney-In-Fact. Each Nanston Shareholder hereby irrevocably appoints Dr. Johnston as such Nanston Shareholder's attorney-in-fact and agent, and grants Dr. Johnston full power and authority to take any and all actions, to perform and do any and all things, in such Nanston Shareholder's place and stead, which Dr. Johnston may deem necessary or appropriate in connection with this Agreement or the transactions contemplated by this Agreement, as fully as such Nanston Shareholder might or could do if personally present and acting, including, without limitation, execution, acknowledgment or verification, and delivery of any amendments, consents, acknowledgments or other documents relating to this Agreement or the transactions contemplated by this Agreement, receiving and giving notices under this Agreement, and taking any and all actions which are permitted or required to be taken by such Nanston Shareholder under Article VIII of this Agreement. Dr. Johnston shall have no obligation to exercise the power and authority granted under this Section 10.1, and may decline to take action on behalf of any Nanston Shareholder unless expressly directed to do so by such Nanston Shareholder.

     10.2 Notices. All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Parties), or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

                (a)  If to DentalCo or Subcorp:

                           DentalCo Inc.
                           6115 Falls Road
                           Baltimore, MD 21209
                           Attention: Carl Sardegna, President
                           Telecopy No.:  (410) 377-3231
                     with a copy to

                           Piper & Marbury L.L.P.
                           Charles Center South
                           36 South Charles Street
                           Baltimore, MD 21201
                           Attention:  Wilbert H. Sirota, Esq.
                           Telecopy No.: (410) 576-1700

                     (b)  If to Nanston:

                           Nanston, Inc.
                           Suite 200
                           1590 Oakbrook Drive
                           Norcross, Georgia 30093-2287
                           Attention:  John C. Johnston, D.D.S., Chief
                               Executive Officer
                           Telecopy No.: (770) 441-0299

                          with copies to

                            Thomas S. Fisher, Esq.
                            Nanston, Inc.
                            Suite 100
                            1590 Oakbrook Drive
                            Norcross, Georgia 30093-2287
                            Telecopy No.: (770) 449-4851

                     (c) If to any Nanston Shareholder, to that Nanston Shareholder at the following address:

                            c/o John C. Johnston, D.D.S.
                            Suite 200
                            1590 Oakbrook Drive
                            Norcross, Georgia 30093-2287
                            Telecopy No.: (770) 441-0299

                          with copies to

                            Thomas S. Fisher, Esq.
                            Nanston, Inc.
                            Suite 100
                            1590 Oakbrook Drive
                            Norcross, Georgia 30093-2287
                            Telecopy No.: (770) 449-4851

                (d) If to N. Bell, to his address as listed on the records of NC.

          10.3 Non-Waiver. No failure by any Party to insist upon strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, any other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any Party's right to demand strict compliance with all provisions of this Agreement.

               10.4 Genders and Numbers. Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

               10.5 Headings. The headings of the various articles and sections of this Agreement are not part of this Agreement, are merely labels to assist in locating such articles and sections, and shall be ignored in construing this Agreement.

               10.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

               10.7 Entire Agreement. This Agreement (including all exhibits, schedules, and other documents referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter thereof, including without limitation the Letter Agreement dated November 1, 1996.

               10.8 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

               10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of conflicts of law.

               10.10 Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

               10.11 Remedies. Except as expressly provided herein, all rights and remedies of each Party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

               10.12 Expenses. Except as otherwise specifically provided in this Agreement, DentalCo shall pay its costs and expenses associated with the transactions contemplated by this Agreement, including without limitation the fees and expense of its legal counsel (including any special legal counsel), certified public accountants, brokers and other financial advisors, and Nanston shall pay all costs and expenses incurred by the Companies and the Nanston Shareholders in connection with this Agreement or the transactions contemplated by this Agreement, including without limitation the fees and expense of its legal counsel (including any special legal counsel), certified public accountants, brokers and other financial advisors.

               10.13 Public Announcements. This Agreement and the transactions contemplated herein shall be confidential and no Party shall disclose any information relating to this transaction without the prior written consent of Nanston and DentalCo, except for such disclosure to such professional advisors as may be necessary or appropriate in order to complete the Merger and related transactions. Each Party and its representatives will exercise all reasonable efforts to maintain confidentiality with respect to this transaction at all times prior to the public announcement, if any, of this Agreement. The provisions of this section will be subject to each Party's obligation to comply with applicable requirements of federal or state laws or any governmental order or regulation.

               10.14 Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

               10.15 Schedules. Notwithstanding anything to the contrary set forth in this Agreement, DentalCo, on the one hand, and Nanston, the Nanston Shareholders and N. Bell, on the other hand, shall have the continuing obligation (which shall terminate on the Closing Date) promptly to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall be deemed to have been disclosed as of the date of this Agreement if provided to the other party hereto not later than two (2) business days prior to the Closing Date and, provided, further, that to the extent that any such disclosure would or would likely have a (i) DentalCo Material Adverse Effect, then DentalCo shall have the option not to proceed to Closing, and (ii) Nanston Material Adverse Effect, then Nanston shall have the option not to proceed to Closing.

               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first above written.

                              DENTALCO, INC.

                              By /s/ Lawrence F. Halpert
                                ---------------------------------
                                Lawrence F. Halpert, D.D.S., CEO

                              DENTALCO/SOUTHEAST, INC.

                              By /s/ Lawrence F. Halpert
                                ---------------------------------
                                Lawrence F. Halpert, D.D.S., CEO

                              NANSTON, INC.

                              By /s/ John C. Johnston
                                ---------------------------------
                                John C. Johnston, D.D.S.
                                Chief Executive Officer

                                /s/ John C. Johnston
                              -----------------------------------
                              JOHN C. JOHNSTON, D.D.S.

                               /s/ Nancy Anderson
                              -----------------------------------
                              NANCY ANDERSON, individually and as
                              Trustee under the Johnston Family
                              Stock Trust and Johnston Educational
                              Trust

                               /s/ Chris D. Johnston
                              -----------------------------------
                              CHRIS D. JOHNSTON, Individually and
                              as Trustee under the Johnston Family
                              Stock Trust and Johnston Educational
                              Trust

               {signatures continued on following pages}

                               /s/ Steve C. Johnston
                              -----------------------------------
                              STEVE C. JOHNSTON, Individually and
                              as Trustee under the Johnston Family
                              Stock Trust and Johnston Educational
                              Trust

                               /s/ Ronnie L. Johnston
                              -----------------------------------
                              RONNIE L. JOHNSTON, Individually and
                              as Trustee under the Johnston Family
                              Stock Trust and Johnston Educational
                              Trust

                               /s/ Kyle E. Anderson
                              -----------------------------------
                              KYLE E. ANDERSON

                               /s/ John E. Trapp
                              -----------------------------------
                              JOHN E. TRAPP

                              JOHN E. TRAPP, INC.

                              By /s/ John E. Trapp
                                ---------------------------------
                                John E. Trapp, President

                                /s/ Diana L. Liggett
                              -----------------------------------
                              DIANA L. LIGGETT

                               /s/ Sam C. Grizzle
                              -----------------------------------
                              SAM C. GRIZZLE

                       {signatures continued on following page}

                               /s/ Terri B. Dreyer
                              -----------------------------------
                              TERRI B. DREYER

                               /s/ Randall Little
                              -----------------------------------
                              RANDALL LITTLE

                               /s/ James Mason
                              -----------------------------------
                              JAMES MASON

                               /s/ Lisa Wagner
                              -----------------------------------
                              LISA WAGNER

                               /s/ Walter Reid
                              -----------------------------------
                              WALTER REID

                               /s/ George Quintero
                              -----------------------------------
                              GEORGE QUINTERO

                               /s/ Nathan Bell
                              -----------------------------------
                              NATHAN BELL, D.D.S., for the sole
                              purposes as set forth in the
                              provisos to the introductory
                              paragraph to Article IV hereof.